Filed Pursuant to Rule 424(b)(3)

Registration No. 333-112792

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED FEBRUARY 23, 2004

3,704,924 Shares

Common Shares

This is a public offering of common shares of Montpelier Re Holdings Ltd. All of the 3,704,924 common shares are being offered by the selling shareholders. Montpelier Re Holdings Ltd. will not receive any of the proceeds from the sale of the common shares in this offering.

The common shares are listed on the New York Stock Exchange under the symbol “MRH.” The last reported sale price of the common shares on the New York Stock Exchange on March 7, 2005 was $43.00 per share.

See “Risk Factors” beginning on page 3 of the accompanying prospectus to read about factors you should consider before buying the common shares.

The Securities and Exchange Commission, state securities regulators, the Registrar of Companies in Bermuda and the Bermuda Monetary Authority have not approved or disapproved these securities, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Goldman, Sachs & Co. has agreed to purchase the common shares from the selling shareholders at a price of $41.80 per share, which will result in $154,865,823 of proceeds to the selling shareholders.

Goldman, Sachs & Co. may offer the common shares in transactions in the over-the-counter market or through negotiated transactions at market prices or at negotiated prices.

Goldman, Sachs & Co. expects to deliver the shares against payment in New York, New York on March 10, 2005.

Goldman, Sachs & Co.

Prospectus Supplement dated March 7, 2005.

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND

THE ACCOMPANYING PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to this offering.

If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in or incorporated by reference in this prospectus supplement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriter has not, authorized any other person to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholders are offering to sell, and seeking offers to buy, these common shares only in jurisdictions where offers and sales are permitted. The information contained in or incorporated by reference in this document is accurate only as of the date of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or of any sale of our common shares.

Unless we have indicated otherwise, or the context otherwise requires, references in this prospectus supplement and the accompanying prospectus to “Montpelier,” the “Company,” “we,” “us” and “our” or similar terms are to Montpelier Re Holdings Ltd. and its subsidiaries.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference to this prospectus supplement and prospectus may contain “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and other factors, many of which are outside the Company’s control, that could cause actual results to differ materially from such statements. In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Important events and uncertainties that could cause the actual results, future dividends or future repurchases to differ include, but are not necessarily limited to: market conditions affecting Montpelier’s common share price; our short operating and trading history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; opportunities to increase writings in our core property and specialty reinsurance and insurance lines of business and in specific areas of the casualty reinsurance market; the estimates reported by syndicates under existing qualifying quota share (“QQS”) contracts; the inherent uncertainties of establishing reserves for loss and loss adjustment expenses, particularly on longer-tail classes of business such as casualty; unanticipated adjustments to premium estimates; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on the economy; competition resulting from: growing capital levels in the reinsurance industry, in some cases, declining demand due to, among other things, increased retentions by cedants, and other factors; and rating agency policies and practices. The Company’s forward-looking statements concerning market fundamentals could be affected by changes in demand, pricing and policy term trends and competition. These and other events that could cause actual results to differ are discussed in detail in “Risk Factors” contained in Item 1 of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2004 which is incorporated by reference into this prospectus supplement.

The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider these factors, which could cause actual results to differ, before making an investment decision.

MONTPELIER RE HOLDINGS LTD.

Montpelier Re Holdings Ltd., through its wholly-owned operating subsidiary Montpelier Reinsurance Ltd. (“Montpelier Re”), is a Bermuda-based provider of global property and casualty reinsurance and insurance products. We have assembled a senior management team with significant industry expertise and longstanding industry relationships. We seek to identify attractive reinsurance and insurance opportunities by capitalizing on our management’s significant underwriting experience, using catastrophe modeling software and our proprietary risk pricing and capital allocation models. For the year ended December 31, 2004, we underwrote $837.0 million in gross premiums written, which was spread between various classes of business and geographic areas.

We currently write the following lines of business: property specialty, property catastrophe, and other specialty. We also previously wrote qualifying quota share (“QQS”) business in 2002 and 2003 which was not renewed in 2004.

The property specialty category includes risk excess of loss, property pro-rata and direct insurance and facultative reinsurance business. Property catastrophe reinsurance contracts are typically “all risk” in nature and provide protection against losses from earthquakes and hurricanes, as well as other natural or man-made catastrophes such as floods, tornadoes, fires and storms. The property catastrophe category also includes retrocessional contracts, which are reinsurance protections of other reinsurers, also called retrocedants. Coverage generally provides catastrophe protection for the property portfolios of other reinsurers. Our other specialty category includes aviation, marine, personal accident catastrophe, workers compensation, terrorism, other casualty and other reinsurance business.

USE OF PROCEEDS

All of the common shares to be sold in the offering are being sold by the selling shareholders. Consequently, we will not receive any of the proceeds from the offering.

COMMON SHARE PRICE RANGE AND DIVIDENDS

Our common shares began publicly trading on October 10, 2002 on the New York Stock Exchange under the symbol “MRH.” The following table sets forth, for the periods indicated, the high and low sales prices per share of our common shares as reported in composite New York Stock Exchange trading, and the dividends declared per common share.

	Price Range of Common Shares		Cash Dividend Per Share
	High	Low
2003
First Quarter	$30.35	$25.00	—
Second Quarter	$35.22	$27.60	—
Third Quarter	$33.35	$28.85	—
Fourth Quarter	$37.56	$30.14	$0.34
2004
First Quarter	$39.25	$34.25	$0.34
Second Quarter	$37.24	$32.85	$0.34
Third Quarter	$37.79	$34.17	$0.34
Fourth Quarter	$39.15	$35.19	$0.34
2005
First Quarter (through February 28, 2005)	$42.60	$36.48	$5.50

The reported last sale price for our common shares on the New York Stock Exchange on March 7, 2005 was $43.00 per share. At March 1, 2005, there were 62,231,232 shares of our common shares outstanding held by approximately 74 record holders, not including beneficial owners of shares registered in nominee or street name. On February 25, 2005, we declared a special dividend of $5.50 per common share and per warrant. The dividend is payable on March 31, 2005, to shareholders and warrantholders of record on March 15, 2005.

Recently, stock prices of companies in the insurance industry have experienced substantial volatility as a result of current litigation, investigations and regulatory activity by the New York Attorney General’s office and other insurance and enforcement authorities concerning contingent commission arrangements with brokers, bid solicitation activities and other business practices in the industry. The recent volatility in insurance industry stocks may continue for the foreseeable future and may affect the price of our common shares. We cannot predict at this time the effect that current litigation, investigations and regulatory activity will have on the industry or our business. We assume a degree of credit risk associated with brokers with respect to most of our insurance and reinsurance business. Our results of operations could be adversely affected in the event that the credit quality of our brokers is severely impacted by the current investigations or changes to industry broker practices. These investigations concern an evolving area of the law, and we can give no assurance regarding their consequences for the industry or for us.

SELECTED FINANCIAL DATA

The following table sets forth our selected financial data and other financial information as at December 31, 2004, 2003 and 2002 and for the years ended December 31, 2004, 2003 and 2002. The historical financial information was prepared in accordance with U.S. generally accepted accounting principles. The statement of income data for the periods ended December 31, 2004, 2003 and 2002, and the balance sheet data at December 31, 2004, 2003 and 2002 were derived from our audited consolidated financial statements, which have been audited by PricewaterhouseCoopers, our independent registered public accounting firm. These historical results are not necessarily indicative of results to be expected from any future period. You should read the following selected financial data and other financial information along with the consolidated financial statements and related notes contained in our other filings with the Securities and Exchange Commission available as described under “Where You Can Find More Information” in the accompanying prospectus.

	Periods Ended December 31,
	2004	2003	2002
	(in thousands, except share and per share amounts and percentages)
Income Statement Data:
Gross premiums written	$837,051	$809,733	$607,688
Reinsurance premiums ceded	87,735	31,758	41,779
Net premiums written	749,316	777,975	565,909
Net premiums earned	787,515	705,333	329,926
Net investment income	69,072	50,148	39,748
Net realized gains on investments	7,248	7,631	7,716
Net foreign exchange gains	6,999	8,310	1,681
Loss and loss adjustment expenses	404,802	164,107	133,310
Acquisition costs and general and administrative expenses	208,073	190,412	89,204
Financing expense	17,534	9,688	4,460
Income before taxes	240,425	407,215	152,097
Net income	$240,281	$407,178	$152,045
Basic earnings per common share (1)	$3.84	$6.42	$2.76
Diluted earnings per common share (1)	$3.55	$6.05	$2.74
Weighted average number of common shares outstanding — basic	62,633,467	63,392,597	55,178,150
Weighted average number of common shares outstanding — diluted	67,706,972	67,275,287	55,457,141
Cash dividends per share	$1.36	$0.34	$—

Balance Sheet Data:
Fixed maturities	$2,325,273	$1,976,165	$1,354,845
Equity investments	45,355	37,564	—
Other investments	117,453	84,354	63,691
Cash and cash equivalents	110,576	139,587	162,925
Total Assets	3,398,113	2,552,589	1,833,918
Net loss and loss adjustment expense reserves	454,841	242,064	129,459
Debt	248,963	248,843	150,000
Shareholders’ Equity	$1,751,944	$1,657,705	$1,252,535

Operating Ratios and Non-GAAP Measures:
Loss ratio (2)	51.4%	23.3%	40.4%
Expense ratio (3)	26.4%	27.0%	27.0%
Combined ratio (4)	77.8%	50.3%	67.4%
Book value per share (5)	$28.20	$26.15	$19.76
Fully converted book value per share (6)	$26.75	$24.92	$19.39

(1)	Basic earnings per share is calculated using the basic weighted average number of common shares. Diluted earnings per share assumes the exercise of all dilutive warrants and options, using the treasury stock method.

(2)	The loss ratio is calculated by dividing loss and loss adjustment expenses by net premiums earned.
(3)	The expense ratio is calculated by dividing acquisition costs plus general and administrative expenses by net premiums earned.
(4)	Combined ratio is the sum of the loss ratio and the expense ratio.
(5)	Book value per share is calculated using total shareholders’ equity divided by basic shares outstanding.
(6)	Fully converted book value per share is a non-GAAP measure, based on total shareholders’ equity plus the assumed proceeds from the exercise of outstanding options and warrants of $157.5 million at December 31, 2004 and $168.1 million at December 31, 2003 and 2002, divided by the sum of shares, options and warrants outstanding (assuming their exercise) of 71,372,892 shares at December 31, 2004 and 73,261,757 shares at December 31, 2003 and 2002. The Company believes that fully converted book value per share more accurately reflects the value attributable to a common share. The Company also believes that this measurement is important to investors and other interested parties, and that these persons benefit from having a consistent basis for comparison with other companies within the industry. However, these measures may not be comparable to similarly titled measures used by companies either inside or outside of the insurance industry.

SELLING SHAREHOLDERS

The following table sets forth certain information as of March 7, 2005 regarding the beneficial ownership of our common shares by the selling shareholders and the applicable voting rights attached to such share ownership in accordance with our bye-laws and as adjusted to reflect the sale of the common shares in this offering. There were 62,231,232 common shares outstanding as of March 1, 2005.

	Shares Beneficially Owned Prior to the Offering			Number of Common Shares Offered	Shares Beneficially Owned After the Offering
Name and Address of Selling Shareholder	Number		Percentage		Number		Percentage
Cypress Associates II (Cayman) L.P.	2,341,513	(1)	3.8%	2,341,513	0		0%
65 East 55th, 28th Floor
New York, NY 10022
DLJMB Overseas Partners III, C.V. and associated funds	2,726,821		4.4%	1,363,411	1,363,410	(2)	2.2%
11 Madison Avenue, 16th Floor
New York, NY 10010

(1)	Includes 21,432 common shares held by 55th Street Partners II (Cayman) L.P., 2,220,980 common shares held by Cypress Merchant B Partners II (Cayman) L.P., 94,418 common shares held by Cypress Merchant Banking II-A C.V. and 4,683 common shares held by Cypress Side-By-Side (Cayman) L.P. (the “Cypress Entities”). Cypress Associates II (Cayman) L.P. is the general partner of the Cypress Entities. The general partner of Cypress Associates II (Cayman) L.P. is CMBP II (Cayman) Ltd., whose directors are Jeff Hughes, James Singleton, David Spalding and James Stern.
(2)	Includes 8,791 common shares held by DLJ MB Partners III GmbH & Co. KG, 72,618 common shares held by DLJ Offshore Partners III, C.V., 18,600 common shares held by DLJ Offshore Partners III-1, C.V., 13,250 common shares held by DLJ Offshore Partners III-2, C.V., 191,525 common shares held by MBP III Plan Investors, L.P., 5,949 common shares held by Millennium Partners II, L.P. and 1,052,677 common shares held by DLJMB Overseas Partners III, C.V. Credit Suisse First Boston, a Swiss bank, owns the majority of the voting stock of Credit Suisse First Boston, Inc., which in turn owns all of the voting stock of Credit Suisse First Boston (USA), Inc. (“CSFB-USA”). The DLJ related entities named above are merchant banking funds advised by indirect subsidiaries of CSFB-USA.

For additional information, see “Selling Shareholders” in the accompanying prospectus.

MATERIAL TAX CONSIDERATIONS

The following summary of our taxation, the taxation of Montpelier Re and the taxation of our shareholders supplements and replaces, where inconsistent, the description under the caption “Material Tax Considerations” in the accompanying prospectus.

The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations under “Taxation of the Company and Montpelier Re — United States” and “Taxation of Shareholders — United States Taxation” is the opinion of Cahill Gordon & Reindel LLP, New York, New York, special tax counsel (the advice of such firms does not include any factual or accounting matters, determinations or conclusions such as RPII (as defined below), amounts and computations and amounts of components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to the business or activities of the Company and Montpelier Re). The opinion of Cahill Gordon & Reindel LLP relies upon and is premised on the accuracy of factual statements and representations made by the Company concerning the business and properties, ownership, organization, source of income and manner of operation of the Company and Montpelier Re. The discussion is based upon current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares. The tax treatment of a holder of common shares, or of a person treated as a holder of common shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING COMMON SHARES.

Taxation of the Company and Montpelier Re

United States. The Company and Montpelier Re currently intend to conduct substantially all of their operations in Bermuda or elsewhere outside the United States and to limit their U.S. contacts so that they will not be engaged in a trade or business in the United States. However, because there is no definitive identification of activities which constitute being engaged in a trade or business in the United States for U.S. federal income tax purposes, there can be no assurance that the IRS will not contend, perhaps successfully, that the Company or Montpelier Re will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below.

Under the income tax treaty between Bermuda and the United States (the “Treaty”), Montpelier Re will not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. Montpelier Re currently intends not to have a permanent establishment in the United States, although there can be no assurance that it will achieve this result. Under existing law, if Montpelier Re (i) has no permanent establishment in the United States and (ii) is entitled to the benefits of the Treaty, it will not be subject to U.S. federal income tax.

Montpelier Re would not be entitled to the benefits of the Treaty if (i) 50% or less of the Company’s stock were beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents, or (ii) Montpelier Re’s income were used in substantial part to make distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents. There can be no assurance that Montpelier Re will be eligible for Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of the Company’s shareholders.

The Code requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Montpelier Re is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of Montpelier Re’s investment income to U.S. income tax. In addition, while the Treaty clearly applies to premium income, it is uncertain whether the Treaty applies to other income such as investment income. If Montpelier Re is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Treaty in general, but the Treaty is interpreted to not apply to investment income, a significant portion of Montpelier Re’s investment income could be subject to U.S. income tax.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments).

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to Montpelier Re are 4% for casualty insurance premiums and 1% for reinsurance premiums.

Personal Holding Companies. Under recently enacted legislation, the personal holding company (“PHC”) rules are repealed for taxable years of non-U.S. corporations beginning after December 31, 2004. With respect to calendar year 2004, based on the representations made by the management of the Company regarding the nature of the ownership of the capital stock of the Company and Montpelier Re (including the representation that, based on the information available to the Company, five or fewer individuals (without regard to their citizenship or residency) did not own and were not deemed to own (after applying the relevant constructive ownership rules) more than 50% of the stock (by value) of the Company or Montpelier Re), Cahill Gordon & Reindel LLP is of the opinion that neither the Company nor any subsidiary was a PHC in calendar year 2004 for U.S. federal income tax purposes. A non-U.S. corporation generally would be classified as a PHC for U.S. federal income tax purposes in calendar year 2004 if at some time during the last half of such year, five or fewer individuals (without regard to their citizenship or residency) owned or were deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and at least 60% of the corporation’s gross income, as determined for U.S. federal income tax purposes, for such taxable year consisted of “PHC income.” For purposes of the 50% test, all of the common shares owned by an investment partnership would be attributed to each of its partners, if any, who are individuals. Additionally, certain entities (such as tax-exempt organizations and pension funds) would be treated as individuals. The PHC rules contained an exception for non-U.S. corporations that were classified as foreign personal holding companies.

If the Company or any subsidiary were a PHC in calendar year 2004, such corporation would be subject to PHC tax (at the highest marginal rate on ordinary income applicable to individuals) on the “undistributed PHC income” (which, in the case of a non-U.S. corporation, would exclude PHC income that is from non-U.S. sources, except to the extent that such income is effectively connected with a trade or business in the U.S.). Thus, the PHC income of the Company and its non-U.S. subsidiaries (including Montpelier Re) would not include underwriting income or investment income derived from non-U.S. sources and should not include dividends received by the Company from its non-U.S. subsidiaries (as long as such non-U.S. subsidiaries were not engaged in a trade or business in the U.S.).

Taxation of Shareholders

United States Taxation

The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of common shares. Unless otherwise stated, this summary deals only with shareholders that are United States Persons (as defined below) who purchase their common shares for cash at the stated offering price and who hold their common shares as capital assets. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, personal holding companies, dealers in securities or in foreign currencies or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, persons who are considered with respect to us or Montpelier Re “United States shareholders” for purposes of the controlled foreign corporation (“CFC”) rules of the Code (generally, a United States Person, as defined below, who owns or is deemed to own 10% or more of the total combined voting power of all classes of our stock or the stock of Montpelier Re entitled to vote), or persons who hold the common shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the common shares or the shareholders. Persons considering making an investment in the common shares should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

If a partnership holds the common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your tax advisor.

For purposes of this discussion, the term “United States Person” means a person that is, for U.S. federal income tax purposes:

(i) a citizen or resident of the United States,

(ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof,

(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

(iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes or any other person or entity that is trusted for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Dividends. Subject to the discussions below relating to the potential application of the RPII and PFIC rules, cash distributions, if any, made with respect to the common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of the Company (as computed using U.S. tax principles). Because our common shares are listed on the New York Stock Exchange, dividends received by noncorporate United States Persons on common shares should constitute qualified dividend income that is subject to U.S. federal income tax at a maximum rate of 15%, rather than the higher rates applicable to ordinary income, provided that certain holding period requirements and other conditions are met. The amount of the dividend will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. To the extent the distributions exceed the Company’s earnings and profits, they will be treated first as a return of the shareholder’s basis in the common shares to the extent thereof, and then as gain from the sale of a capital asset.

Sale, Exchange or Other Disposition. Subject to the discussions below relating to the potential application of the RPII, PFIC and FPHC rules, holders of common shares generally will recognize U.S. source capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of common shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets.

The RPII Provisions. The following discussion generally is applicable only if RPII of Montpelier Re, determined on a gross basis, is 20% or more of Montpelier Re’s gross insurance income for the taxable year. The following discussion generally would not apply for any fiscal year in which Montpelier Re’s RPII falls below the 20% threshold. While there can be no assurance, the Company believes that Montpelier Re’s gross RPII as a percentage of gross insurance income will be below the 20% threshold for the foreseeable future.

RPII Companies. RPII is any “insurance income” (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “United States shareholder” or a “related person” to such a shareholder. Generally, the term “related person” for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons which control the U.S. shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the stock of the corporation. For purposes of inclusion of Montpelier Re’s RPII in the income of United States shareholders, unless an exception applies, the term “United States shareholder” includes any United States Persons who beneficially own any amount (rather than stock possessing 10% or more of the total combined voting power) of Montpelier Re’s stock, and Montpelier Re will be treated as a CFC if such persons are treated as owning 25% or more of the stock of Montpelier Re by vote or value.

RPII Exceptions. The special RPII rules do not apply if (A) direct and indirect insureds and persons related to such insureds, whether or not United States Persons, are treated as owning less than 20% of the voting power and less than 20% of the value of the stock of Montpelier Re, (B) RPII, determined on a gross basis, is less than 20% of Montpelier Re’s gross insurance income for the taxable year, (C) Montpelier Re elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, or (D) Montpelier Re elects to be treated as a U.S. corporation. Where none of these exceptions applies, each United States Persons owning or treated as owning any stock in the Company (and therefore, indirectly, in Montpelier Re) on the last day of the Company’s fiscal year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII for the portion of the taxable year during which Montpelier Re was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such United States Persons at that date, but limited by each such United States Person’s share of Montpelier Re’s current-year earnings and profits as reduced by the United States Person’s share, if any, of certain prior-year deficits in earnings and profits.

Computation of RPII. In order to determine how much RPII the Company has earned in each fiscal year, the Company may obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of the Company and are U.S. Persons. For any year in which Montpelier Re’s gross RPII is 20% or more of Montpelier Re’s gross insurance income for the year, the Company may also seek information from its shareholders as to whether beneficial owners of common shares at the end of the year are United States Persons so that the RPII may be determined and apportioned among such persons; to the extent the Company is unable to determine whether a beneficial owner of shares is a United States Person, the Company may assume that such owner is not a United States Person, thereby increasing the per share RPII amount for all known United States shareholders.

If, as believed, RPII is less than 20% of gross insurance income, United States shareholders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a United States shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

Apportionment of RPII to U.S. Shareholders. Every United States Person who owns common shares on the last day of any fiscal year of the Company in which Montpelier Re’s gross insurance income constituting RPII for that year equals or exceeds 20% of Montpelier Re’s gross insurance income should expect that for such year it will be required to include in gross income its share of Montpelier Re’s RPII for the portion of the taxable year during which Montpelier Re was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A United States Person who owns common shares during such fiscal year but not on the last day of the fiscal year is not required to include in gross income any part of Montpelier Re’s RPII.

Basis Adjustments. A United States shareholder’s tax basis in its common shares will be increased by the amount of any RPII that the shareholder includes in income. The shareholder may exclude from income the amount of any distributions by the Company to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The United States shareholder’s tax basis in its common shares will be reduced by the amount of such distributions that are excluded from income.

Dispositions of Common Shares. The Code provides that any gain from the sale or exchange of shares of a foreign corporation that earns any RPII and that would be treated as an insurance company if it were a U.S. corporation may be treated as ordinary income to the extent of a United States shareholder’s share of the corporation’s earnings and profits during the period that the shareholder held the shares (with certain adjustments) and while such entity was a CFC. A United States shareholder may in certain circumstances be required to report a disposition of shares of such a CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs. Existing Treasury Department regulations do not address whether these rules would apply when the foreign corporation (such as the Company) is not a CFC but the foreign corporation has a subsidiary (such as Montpelier Re) that is a CFC or that would be taxed as an insurance company if it were a domestic corporation.

The Company believes that these rules will not apply to dispositions of common shares because the Company will not have any 10% voting shareholders as a result of the offering of common shares and the Company will not be directly engaged in the insurance business, and that the proposed regulations issued by the U.S. Treasury Department should be interpreted in this manner. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of common shares.

The Company will notify shareholders if the IRS or Treasury Department take such action. Thereafter, the Company will send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that these rules will apply to dispositions of common shares. The Company will attach to this notice a copy of Form 5471 completed with all Company information and instructions for completing the shareholder information.

Uncertainty as to Application of RPII. The RPII provisions of the Code have never been interpreted by the courts or the U.S. Treasury Department. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to the Company and Montpelier Re is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, there can be no assurance that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each United States Person who is considering an investment in common shares should consult his tax advisor as to the effects of these uncertainties.

Passive Foreign Investment Companies. Based on representations made by the management of the Company regarding the nature and composition of the income, assets and business of the Company and Montpelier Re, Cahill Gordon & Reindel LLP is of the opinion that the Company is not a “passive foreign investment company” or, PFIC, for U.S. federal income tax purposes. The PFIC statutory provisions contain special rules for corporations engaged in the “active conduct of an insurance business”; however, there are no regulations interpreting the application of the PFIC rules to an insurance company and there is no explicit guidance on the application of these provisions to the Company’s situation. Regulations interpreting these rules may be forthcoming and could have a negative impact on a United States Person who holds common shares. Because of the uncertainty in the proper application of these rules and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, less than 25 percent owned equity investments) from time to time, there can be no assurance that the Company will not be considered a PFIC for any taxable year. If the Company were treated as a PFIC for any taxable year during which a United States Person held common shares, certain adverse consequences could apply, including a material increase in the amount of tax that the United States Person would owe, an imposition of tax earlier than it would otherwise be imposed and additional tax form filing requirements. Each United States Person who is considering an investment in common shares should consult his tax advisor as to the effects of these rules.

Foreign Personal Holding Companies. Under recently enacted legislation, the foreign personal holding company rules are repealed for taxable years of U.S. shareholders ending after December 31, 2004.

Foreign Tax Credit. In the event, as expected, that United States Persons own at least 50% of our shares, only a portion of the dividends paid by us will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitation. It is likely that substantially all of any RPII and dividends that are foreign source income will constitute either “passive” or “financial services” income for foreign tax credit limitation purposes. Thus, it may not be possible for most holders who are United States Persons to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with distributions on the common shares and the proceeds from a sale or other disposition of the common shares unless the holder of the common shares establishes an exemption from the information reporting rules. A holder of common shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a United States Person will be allowed as a credit against the United States Person’s U.S. federal income tax liability and may entitle the United States Person to a refund, provided that the required information is furnished to the IRS.

UNDERWRITING

The selling shareholders and Goldman, Sachs & Co. have entered into an underwriting agreement with respect to the common shares being offered. Subject to certain conditions, Goldman, Sachs & Co. has agreed to purchase all of the 3,704,924 common shares offered hereby.

Goldman, Sachs & Co. may receive from purchasers of the common shares normal brokerage commissions in amounts agreed with such purchasers.

Goldman, Sachs & Co. proposes to offer the common shares from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, subject to receipt and acceptance by it and subject to its right to reject any order in whole or in part. In connection with the sale of the common shares offered hereby, Goldman, Sachs & Co. may be deemed to have received compensation in the form of underwriting discounts. Goldman, Sachs & Co. may effect such transactions by selling common shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from Goldman, Sachs & Co. and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principal.

In connection with the offering, Goldman, Sachs & Co. may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by Goldman, Sachs & Co. of a greater number of common shares than it is required to purchase in the offering. Goldman, Sachs & Co. will need to close out any short sale by purchasing common shares in the open market. Goldman, Sachs & Co. is likely to create a short position if it is concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by Goldman, Sachs & Co. in the open market prior to the completion of the offering.

Purchases to cover a short position and stabilizing transactions may have the effect of preventing or retarding a decline in the market price of the common shares, and may stabilize, maintain or otherwise affect the market price of the common shares. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

Goldman, Sachs & Co. has represented, warranted and agreed that: (i) it has not offered or sold and, prior to the expiry of a period of six months from the closing date, will not offer or sell any common shares to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (“FSMA”)) received by it in connection with the issue or sale of any common shares in circumstances in which section 21(1) of the FSMA does not apply to the Company; and (iii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the common shares in, from or otherwise involving the United Kingdom.

The common shares may not be offered or sold, transferred or delivered, as part of their initial distribution or at any time thereafter, directly or indirectly, to any individual or legal entity in the Netherlands other than to individuals or legal entities who or which trade or invest in securities in the conduct of their profession or trade, which includes banks, securities intermediaries, insurance companies, pension funds, other institutional investors and commercial enterprises which, as an ancillary activity, regularly trade or invest in securities.

The common shares may not be offered or sold by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong, and no advertisement, invitation or document relating to the common shares may be issued, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation or subscription or purchase, of the common shares may not be circulated or distributed, nor may the common shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the common shares to the public in Singapore.

The common shares have not been and will not be registered under the Securities and Exchange Law of Japan (the Securities and Exchange Law) and Goldman, Sachs & Co. will not offer or sell any common shares, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Securities and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

The estimated offering expenses, excluding underwriting discounts and commissions, are approximately $150,000, which includes legal, accounting and printing costs and various other fees.

We, the selling shareholders and Goldman, Sachs & Co., have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933.

Goldman, Sachs & Co. and its affiliates may have in the past performed, and may in the future perform, various financial advisory and investment banking services for us or our affiliates, for which they would have received, or will receive, customary fees and expenses.

LEGAL MATTERS

Certain matters as to U.S. law in connection with this offering will be passed upon for us by Davis Polk & Wardwell, and Cahill Gordon & Reindel LLP, special tax counsel to the Company. Certain matters as to Bermuda law will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Certain matters as to U.S. law in connection with this offering will be passed upon for the underwriter by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York. LeBoeuf, Lamb, Greene & MacRae, L.L.P. has in the past performed, and continues to perform, legal services for us.

PROSPECTUS

$1,718,645,228

Montpelier Re Holdings Ltd.

Common shares, preference shares, depositary shares, debt securities, warrants to purchase common shares, warrants to purchase preference shares, warrants to purchase debt securities, purchase contracts and purchase units

MRH Capital Trust I

MRH Capital Trust II

Preferred Securities

fully and unconditionally guaranteed to the extent set forth herein by

Montpelier Re Holdings Ltd.

31,665,460 Common shares of Montpelier Re Holdings Ltd. offered by Selling Shareholders

We may offer and sell from time to time:

•	common shares;

•	preference shares;

•	depositary shares representing preference shares, common shares or debt securities;

•	senior or subordinated debt securities;

•	warrants to purchase common shares, preference shares or debt securities; and

•	purchase contracts and purchase units.

MRH Capital Trust I and MRH Capital Trust II may offer and sell preferred securities, which we will fully and unconditionally guarantee.

In addition, selling shareholders named in this prospectus may sell up to 31,665,460 of our common shares. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.

We will provide the specific terms and initial public offering prices of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. Investing in these securities involves certain risks. See “ Risk Factors” on page 3.

We may sell these securities to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

We may sell any combination of these securities in one or more offerings up to a total dollar amount of $500,000,000.

Our common shares are traded on the New York Stock Exchange under the symbol “MRH.” Other than for our common shares, there is no market for the other securities we may offer.

None of the Securities and Exchange Commission, any state securities commission, the Registrar of Companies in Bermuda or the Bermuda Monetary Authority has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is February 23, 2004.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our offered securities to and between non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the New York Stock Exchange. The issue and transfer of in excess of 20% of our shares involving any persons regarded as resident in Bermuda for exchange control purposes requires prior authorization from the Bermuda Monetary Authority. Prior to an offering, this prospectus will be filed with the Registrar of Companies in Bermuda in accordance with Bermuda law. In granting such consent and in accepting this prospectus for filing, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus.

References in this prospectus to “dollars” or “$” are to the lawful currency of the United States of America, unless the context otherwise requires.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we and the Capital Trusts have filed with the Securities and Exchange Commission using a “shelf” registration process, relating to the common shares, preference shares, depositary shares, debt securities, warrants, purchase contracts, purchase units, preferred securities and preferred securities guarantees described in this prospectus. This means:

•	we and, in the case of an offering of preferred securities of the Capital Trusts, the Capital Trusts and, in the case of an offering of our common shares, any selling shareholder may issue any combination of securities covered by this prospectus from time to time, up to a total initial offering price of $1,718,645,228;

•	we, a Capital Trust or any selling shareholder, as the case may be, will provide a prospectus supplement each time these securities are offered pursuant to this prospectus; and

•	the prospectus supplement will provide specific information about the terms of that offering and also may add to, update or change information contained in this prospectus.

This prospectus provides you with a general description of the securities we, the Capital Trusts or any selling shareholder may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the Commission. For additional information regarding us, the Capital Trusts and the offered securities, please refer to the registration statement. Each time we, the Capital Trusts or any selling shareholder sell securities, we, the Capital Trusts or any selling shareholder will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.” In this prospectus, references to the “Company,” “we,” “us” or “our” refer to Montpelier Re Holdings Ltd. and/or its subsidiaries, Montpelier Reinsurance Ltd., its wholly owned Bermuda subsidiary, Montpelier Marketing Services (UK) Limited, its wholly owned marketing subsidiary, Montpelier Holdings (Barbados) SRL, its wholly owned indirect subsidiary, and any other direct or indirect subsidiary, unless the context suggests otherwise. References to “Montpelier Re” refer solely to Montpelier Reinsurance Ltd. References to the “Capital Trusts” refer to MRH Capital Trust I and MRH Capital Trust II.

MONTPELIER RE HOLDINGS LTD.

Montpelier Re Holdings Ltd., through its wholly owned operating subsidiary Montpelier Reinsurance Ltd., is a Bermuda-based provider of global property and casualty reinsurance and insurance products. We were founded by White Mountains Insurance Group, Ltd. and Benfield Holdings Limited and commenced operations in December 2001. We are establishing ourselves as a premier provider of global property and casualty reinsurance and insurance products, including property catastrophe, property specialty (retrocessional coverage, property risk excess of loss reinsurance) and other specialty (aviation, marine, personal accident, casualty), while developing an industry reputation for innovative and timely quotes for difficult technical risks. We seek to identify attractive reinsurance and insurance opportunities by capitalizing on our management’s significant underwriting experience, using catastrophe modeling software and our own risk pricing and capital allocation models.

Our principal executive offices are located at Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda. Our telephone number is (441) 296-5550.

For further information regarding Montpelier Re Holdings Ltd., including financial information, you should refer to our recent filings with the Securities and Exchange Commission.

THE CAPITAL TRUSTS

MRH Capital Trust I and MRH Capital Trust II are statutory business trusts each created under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of each Capital Trust, and the Capital Trustees for such Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on January 26, 2004. Each trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part. Each restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939. Each Capital Trust exists for the exclusive purposes of:

•	issuing and selling the preferred securities and common securities that represent undivided beneficial interests in the assets of such Capital Trust;

•	using the gross proceeds from the sale of the preferred securities and common securities to acquire a particular series of our junior subordinated debt securities; and

•	engaging in only those other activities necessary, convenient or incidental to the issuance and sale of the preferred securities and common securities.

We will indirectly or directly own all of the common securities of each Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the common securities of each Capital Trust will rank equally, and payments will be made thereon pro rata, with the preferred securities of such Capital Trust, except that, if an event of default under the applicable restated trust agreement has occurred and is continuing, the rights of the holders of the common securities of such Capital Trust to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities of such Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of each Capital Trust. Each of the Capital Trusts is a legally separate entity and the assets of one are not available to satisfy the obligations of the other.

We will guarantee the preferred securities of each Capital Trust as described in this prospectus and the applicable prospectus supplement.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of approximately 55 years, but may dissolve earlier as provided in the applicable restated trust agreement. Unless otherwise disclosed in the applicable prospectus supplement, each Capital Trust’s business and affairs will be conducted by the trustees (the “Capital Trustees”) appointed by us, as the direct or indirect holder of all of the common securities of such Capital Trust. The holder of the common securities of each Capital Trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of such Capital Trust. The duties and obligations of the Capital Trustees of each Capital Trust will be governed by the restated trust agreement of such Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees (the “Administrative Trustees”) of each Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of each Capital Trust will be a financial institution (the “Property Trustee”) that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50,000,000, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of each Capital Trust (which may be the Property Trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware (the “Delaware Trustee”). We will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities by such Capital Trust.

The office of the Delaware Trustee for each Capital Trust in the State of Delaware is located at White Clay Center, Route 273, Newark, DE 19711. The place of business and the telephone number of each Capital Trust is the same as our principal executive offices and telephone number.

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities.

GENERAL DESCRIPTION OF THE OFFERED SECURITIES

We may from time to time offer under this prospectus, separately or together:

•	common shares, which we would expect to list on the New York Stock Exchange;

•	preference shares, the terms and series of which would be described in the related prospectus supplement;

•	depositary shares, each representing a fraction of a common share or a particular series of preference shares, which will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depository receipts;

•	senior debt securities;

•	subordinated debt securities, which will be subordinated in right of payment to our senior indebtedness;

•	warrants to purchase common shares and warrants to purchase preference shares, which will be evidenced by share warrant certificates and may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	warrants to purchase debt securities, which will be evidenced by debt warrant certificates and may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities;

•	purchase contracts obligating holders to purchase from us a specified number of common shares or preference shares at a future date or dates; and

•	purchase units, consisting of a purchase contract and, as security for the holder’s obligation to purchase common shares or preference shares under the purchase contract, any of (1) our debt securities, (2) debt obligations of third parties, including U.S. Treasury securities, (3) our preference shares or (4) preferred securities of the Capital Trusts.

Each of MRH Capital Trust I and MRH Capital Trust II may offer preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by us.

The selling shareholders may offer up to 31,665,460 of our common shares.

The aggregate initial offering price of these offered securities will not exceed $1,718,645,228.

RATIO OF EARNINGS TO FIXED CHARGES OF MONTPELIER RE HOLDINGS LTD.

The following table sets forth our ratio of earnings to fixed charges for the periods ended December 31, 2002 and 2001 and the nine months ended September 30, 2003 and 2002:

	Nine Months Ended September 30,		Period Ended December 31,
	2003	2002	2002	2001(1)
Ratio of Earnings to Fixed Charges	52.1	21.3	29.8	—

(1)	We were formed on November 14, 2001 and commenced insurance operations on December 16, 2001. We incurred certain one-time expenses in connection with our formation including a $61.3 million charge for the fair value of warrants issued. The warrants were issued to certain founding shareholders, and qualify as equity for accounting purposes; therefore $61.3 million of additional paid-in capital was also created with a net neutral impact on shareholders’ equity. The net loss of $61.6 million for the period was almost entirely due to the charge related to the warrants. Fixed charges exceeded earnings by $61.9 million for the period ended December 31, 2001.

For purposes of computing these ratios, earnings consist of net income. Fixed charges consist of interest expense, amortization of capitalized debt expenses, and an imputed interest component for rental expense.

The Capital Trusts had no operations during the periods set forth above.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus may include forward-looking statements which reflect our current views with respect to future events and financial performance. These statements include forward-looking statements both with respect to us specifically and the insurance sector in general. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will” and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the federal securities laws or otherwise.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. Important events that could cause the actual results to differ include, but are not necessarily limited to: our short operating history; our dependence on principal employees; the cyclical nature of the reinsurance business; the levels of new and renewal business achieved; the possibility of severe or unanticipated losses from natural or man-made catastrophes; the impact of terrorist activities on us or the economy; our reliance on reinsurance brokers; the impact of currency exchange rates and interest rates on our investment results; competition in the reinsurance industry; and rating agency policies and practices. In addition, due in part to these assumptions and factors, any projections of growth in our gross premiums written, net premiums earned, revenues or other similar financial information would not necessarily result in commensurate levels of underwriting and operating profits. The Company’s forward-looking statements concerning market fundamentals could be affected by changes in demand, pricing and policy term trends and competition. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements you read in this prospectus reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph. You should specifically consider the factors identified in this prospectus, which could cause actual results to differ, before making an investment decision.

USE OF PROCEEDS

Unless the applicable prospectus supplement states otherwise, the net proceeds from the sale of securities offered by us or the Capital Trusts will be used for working capital, capital expenditures, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We will not receive any of the proceeds from the sale of our common shares by selling shareholders.

DESCRIPTION OF SHARE CAPITAL

The following is a summary of certain provisions of our memorandum of association and bye-laws, our shareholders agreement and the warrants to purchase common shares issued in connection with our founding, and is qualified in its entirety by reference to those documents. Because this summary is not complete, you should refer to our memorandum of association and bye-laws, the shareholders agreement and the warrants for complete information regarding their respective provisions. A copy of each of these documents is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Authorized Share Capital

As of January 30, 2004, our memorandum of association and bye-laws provide that our authorized share capital consisted of 1,200,000,000 common shares, 1/6 cent par value per share, of which 63,392,597 common shares were issued and outstanding. Under certain circumstances, we have the right to purchase all or a portion of our common shares held by shareholders at their fair market value as defined in our bye-laws. As of December 31, 2003, there were approximately 96 holders of record of our common shares. Our bye-laws permit our Board to subdivide our authorized share capital by creating additional classes of shares, including any preference shares we may issue, which will be described in the applicable prospectus supplement. The following summary of our share capital is qualified in its entirety by reference to our memorandum of association and bye-laws, the shareholders agreement and the warrants.

Common Shares

Holders of our common shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of our common shares are entitled to share equally and ratably in our assets, if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preference shares.

In December 2001, we entered into a shareholders agreement with all of the shareholders who purchased their shares in a private placement of our common shares. Many provisions of this agreement terminated when we became a publicly traded company in October 2002. Certain of our shareholders who are a party to the shareholders agreement and the holders of the warrants to purchase common shares that we issued in connection with our founding, however, have retained rights under the shareholders agreement relating to participation in large sales of our common shares and registration of their restricted shares.

Pursuant to the shareholders agreement, our initial investors, except for those investors who are currently entitled to sell shares under Rule 144(k) of the Securities Act, will continue to have certain demand registration rights which will continue to apply to all of such shares after the offering. Subject to exceptions, such shareholders may request that we file a registration statement under the Securities Act covering their shares, subject to certain minimum offering size requirements. Upon receipt of any such request, we generally will be required to use our best efforts to effect such registration. We are not required to effect any registration requested by any such shareholders if we have effected two or more registration statements for such shareholders or if we have effected any registration (other than on Form S-3 or any successor form relating to secondary offerings) within six months prior to such request. Subject to exceptions, we are generally obligated to bear the expenses, other than underwriting discounts and sales commissions, of all such registrations.

Pursuant to the shareholders agreement, our initial investors, except for those investors who are currently entitled to sell shares under Rule 144(k) of the Securities Act, will continue to have certain “piggyback” registration rights with respect to our common shares. Accordingly, if we propose to register any of our securities, either for our own account or for the account of other shareholders, with certain exceptions, we are required to notify such shareholders and to include in such registration all the common shares requested to be included by them, subject to rejection of such shares under certain circumstances by an underwriter.

No prediction can be made as to the effect, if any, future sales of shares, or the availability of shares for future sales, will have on the market price of our common shares prevailing from time to time. The sale of substantial amounts of our common shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our common shares.

A more detailed description of our common shares, our shareholders agreement and the warrants to purchase common shares issued in connection with our founding is set forth under the caption “Description of Share Capital” in our registration statement on Form S-1, Registration No. 333-89408, filed with the Securities and Exchange Commission on May 30, 2002, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, on October 10, 2002, which description is hereby incorporated by reference. Any amendment to our registration statement filed under the Exchange Act on Form 8-A on October 7, 2002 with the Securities and Exchange Commission filed for the purpose of updating such description is also hereby incorporated by reference.

Preference Shares

From time to time, pursuant to the authority granted by our bye-laws to issue shares up to the amount of our authorized share capital, our Board may create and issue one or more series of preference shares having such preferred, deferred or other special rights or such restrictions, whether in regard to dividends, voting, return of capital, or otherwise, as the Board may determine. Such preference shares, upon issuance against full consideration (not less than the par value of such shares), will be fully paid and nonassessable. The particular rights and preferences of such preference shares offered by any prospectus supplement and the extent, if any, to which the general provisions described below may apply to the offered preference shares, will be described in the prospectus supplement.

Because the following summary of the terms of preference shares is not complete, you should refer to our memorandum of association and bye-laws and any applicable resolution of our Board of Directors for complete information regarding the terms of the class or series of preference shares described in a prospectus supplement. Whenever we refer to particular sections or defined terms of our memorandum of association and bye-laws and an applicable resolution of our Board of Directors, such sections or defined terms are incorporated herein by reference.

A prospectus supplement will specify the terms of a particular class or series of preference shares as follows:

•	the number of shares to be issued and sold and the distinctive designation thereof;

•	the dividend rights of the preference shares, whether dividends will be cumulative and, if so, from which date or dates and the relative rights or priority, if any, of payment of dividends on preference shares and any limitations, restrictions or conditions on the payment of such dividends;

•	the voting powers, if any, of the preference shares, equal to or greater than one vote per share, which may include the right to vote, as a class or with other classes of capital stock, to elect one or more of our directors;

•	the terms and conditions (including the price or prices, which may vary under different conditions and at different redemption dates), if any, upon which all or any part of the preference shares may be redeemed, at whose option such a redemption may occur, and any limitations, restrictions or conditions on such redemption;

•	the terms, if any, upon which the preference shares will be convertible into or exchangeable for our shares of any other class, classes or series;

•	the relative amounts, and the relative rights or priority, if any, of payment in respect of preference shares, which the holders of the preference shares will be entitled to receive upon our liquidation, dissolution, winding up, amalgamation, merger or sale of assets;

•	the terms, if any, of any purchase, retirement or sinking fund to be provided for the preference shares;

•	the restrictions, limitations and conditions, if any, upon the issuance of our indebtedness so long as any preference shares are outstanding;

•	any other relative rights, preferences, limitations and powers not inconsistent with applicable law, our memorandum of association and bye-laws; and

•	a discussion of certain U.S. federal income tax considerations.

Subject to the specification of the above terms of preference shares and as otherwise provided with respect to a particular class or series of preference shares, in each case as described in a supplement to this prospectus, the following general provisions will apply to each class or series of preference shares.

Dividends

The holders of preference shares will be entitled to receive dividends, if any, at the rate established in accordance with the bye-laws, payable on specified dates each year for the respective dividend periods ending on such dates (“dividend periods”), when and as declared by our Board of Directors and subject to Bermuda law and regulations. Such dividends will accrue on each preference share from the first day of the dividend period in which such share is issued or from such other date as the Board may fix for such purpose. All dividends on preference shares will be cumulative. If we do not pay or set apart for payment the dividend, or any part thereof, on the issued and outstanding preference shares for any dividend period, the deficiency in the dividend on the preference shares must thereafter be fully paid or declared and set apart for payment (without interest) before any dividend may be paid or declared and set apart for payment on the common shares. The holders of preference shares will not be entitled to participate in any other or additional earnings or profits of ours, except for such premiums, if any, as may be payable in case of our liquidation, dissolution or winding up.

Any dividend paid upon the preference shares at a time when any accrued dividends for any prior dividend period are delinquent will be expressly declared to be in whole or partial payment of the accrued dividends to the extent thereof, beginning with the earliest dividend period for which dividends are then wholly or partly delinquent, and will be so designated to each shareholder to whom payment is made.

No dividends will be paid upon any shares of any class or series of preference shares for a current dividend period unless there will have been paid or declared and set apart for payment dividends required to be paid to the holders of each other class or series of preference shares for all past dividend periods of such other class or series. If any dividends are paid on any of the preference shares with respect to any past dividend period at any time when less than the total dividends then accumulated and payable for all past dividend periods on all of the preference shares then outstanding are to be paid or declared and set apart for payment, then the dividends being paid will be paid on each class or series of preference shares in the proportions that the dividends then accumulated and payable on each class or series for all past dividend periods bear to the total dividends then accumulated and payable for all past dividend periods on all outstanding preference shares.

Our ability to pay dividends depends, in part, on the ability of our subsidiaries to pay dividends to us. Under Bermuda law, a company may declare and pay dividends from time to time unless there are reasonable grounds for believing that the company is or would, after the declaration or payment, be unable to pay its liabilities as they become due or that the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. In addition, our subsidiary, Montpelier Re is subject to Bermuda insurance laws and regulatory constraints which will affect its ability to pay dividends to us.

Dividends on the preference shares will have a preference over dividends on the common shares.

Liquidation, Dissolution or Winding Up

In case of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each class or series of preference shares will be entitled to receive out of our assets in money or money’s worth the liquidation preference with respect to that class or series of preference shares. These holders will also receive an amount equal to all accrued but unpaid dividends thereon (whether or not earned or declared), before any of our assets will be paid or distributed to holders of common shares.

It is possible that, in case of our voluntary or involuntary liquidation, dissolution or winding up, our assets could be insufficient to pay the holders of all of the classes or series of preference shares then outstanding the full amounts to which they may be entitled. In that circumstance, the holders of each outstanding class or series of preference shares will share ratably in such assets in proportion to the amounts which would be payable with respect to such class or series if all amounts payable thereon were paid in full.

Our consolidation, amalgamation or merger with or into any other company or corporation, or a sale of all or any part of our assets, will not be deemed to constitute a liquidation, dissolution or winding up.

Redemption

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, the following general redemption provisions will apply to each class or series of preference shares. Any redemption of the preference shares may only be made in compliance with Bermuda law.

On or prior to the date fixed for redemption of a particular class or series of preference shares or any part thereof as specified in the notice of redemption for such class or series, we will deposit adequate funds for such redemption, in trust for the account of holders of such class or series, with a bank or trust company that has an office in the United States, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000. If the name and address of such bank or trust company and the deposit of or intent to deposit the redemption funds in such trust account have been stated in the redemption notice, then from and after the mailing of the notice and the making of such deposit the shares of the class or series called for redemption will no longer be deemed to be outstanding for any purpose whatsoever, and all rights of the holders of such shares in or with respect to us will cease and terminate except only the right of the holders of the shares:

(1) to transfer such shares prior to the date fixed for redemption;

(2) to receive the redemption price of such shares, including accrued but unpaid dividends to the date fixed for redemption, without interest, upon surrender of the certificate or certificates representing the shares to be redeemed; and

(3) on or before the close of business on the fifth business day preceding the date fixed for redemption to exercise privileges of conversion, if any, not previously expired.

Any moneys so deposited by us which remain unclaimed by the holders of the shares called for redemption and not converted will, at the end of six years after the redemption date, be paid to us upon our request, after which repayment the holders of the shares called for redemption can no longer look to such bank or trust company for the payment of the redemption price but must look only to us for the payment of any lawful claim for such moneys which holders of such shares may still have. After such six-year period, the right of any shareholder or other person to receive such payment may lapse through limitations imposed in the manner and with the effect provided under the laws of Bermuda. Any portion of the moneys so deposited by us, in respect of preference shares called for redemption that are converted into common shares, will be repaid to us upon our request.

In case of redemption of only a part of a class or series of preference shares, we will designate by lot, in such manner as the Board may determine, the shares to be redeemed, or will effect such redemption pro rata.

Under Bermuda law, the source of funds that may be used by a company to pay amounts to shareholders on the redemption of their shares in respect of the nominal or par value of their shares is limited to (1) the capital paid up on the shares being redeemed, (2) funds of the company otherwise available for payment of dividends or distributions, or (3) the proceeds of a new issuance of shares made for purposes of the redemption, and in respect of the premium over the nominal or par value of their shares, limited to funds otherwise available for dividends or distributions or out of the company’s share premium account before the redemption date.

Under Section 42 of the Companies Act 1981 of Bermuda, no redemption of shares may be made by a company if, on the date of the redemption, there are reasonable grounds for believing that the company is, or after the redemption would be, unable to pay its liabilities as they become due. In addition, if the redemption price is to be paid out of funds otherwise available for dividends or distributions, no redemption may be made if the realizable value of its assets would thereby be less than the aggregate of its liabilities and issued share capital and share premium accounts. A minimum issued share capital of $12,000 must always be maintained.

Our ability to effect a redemption of our preference shares may be subject to the performance of our reinsurance company subsidiary, Montpelier Re. Distributions to us from Montpelier Re will also be subject to Bermuda insurance laws and regulatory constraints.

Conversion Rights

Except as otherwise provided with respect to a particular class or series of preference shares and as described in a supplement to this prospectus, and subject in each case to applicable Bermuda law, the following general conversion provisions will apply to each class or series of preference shares that is convertible into common shares.

All common shares issued upon conversion will be fully paid and nonassessable, and will be free of all taxes, liens and charges with respect to the issue thereof except taxes, if any, payable by reason of issuance in a name other than that of the holder of the shares converted and except as otherwise provided by applicable law or the bye-laws.

The number of common shares issuable upon conversion of a particular class or series of preference shares at any time will be the quotient obtained by dividing the aggregate conversion value of the shares of such class or series surrendered for conversion, by the conversion price per share of common shares then in effect for such class or series. We will not be required, however, upon any such conversion, to issue any fractional share of common shares, but instead we will pay to the holder who would otherwise be entitled to receive such fractional share if issued, a sum in cash equal to the value of such fractional share based on the last reported sale price per common share on the New York Stock Exchange at the date of determination. Preference shares will be deemed to have been converted as of the close of business on the date of receipt at the office of the transfer agent of the certificates, duly endorsed, together with written notice by the holder of his election to convert the shares.

Except as otherwise provided with respect to a particular class or series of preference shares and subject in each case to applicable Bermuda law, our memorandum of association and bye-laws, the basic conversion price per common share for a class or series of preference shares, as fixed by the Board, will be subject to adjustment from time to time as follows:

•

In case we (1) pay a dividend or make a distribution to all holders of outstanding common shares as a class in common shares, (2) subdivide or split the outstanding common shares into a larger number of shares or (3) combine the outstanding common shares into a smaller number of shares, the basic conversion price per common share in effect immediately prior to that event will be adjusted retroactively so that the holder of each outstanding share of each class or series of preference shares which by its terms is convertible into common shares will thereafter be entitled to receive upon the conversion of such share the number of common shares which that holder would have owned and been entitled to receive after the happening of any of the events described above had such share of such class or series been converted immediately prior to the happening of that event. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision, split or combination. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares at a price per share less than the current market price per common share at the record date for determination of shareholders entitled to receive such rights or warrants, the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the sum of number of common shares outstanding at such record date and the number of common shares which the aggregate exercise price (before deduction of underwriting discounts or commissions and other expenses of the Company in connection with the issue) of the total number of shares so offered for subscription or purchase would purchase at such current market price per share and of which the denominator will be the sum of the number of common shares outstanding at such record date and the number of additional common shares so offered for subscription or purchase. An adjustment made pursuant to this clause will become effective retroactively immediately after the record date for determination of shareholders entitled to receive such rights or warrants. Such adjustments will be made successively whenever any event described in this clause occurs.

•	In case we distribute to all holders of common shares as a class evidences of indebtedness or assets (other than cash dividends), the basic conversion price per common share in effect immediately prior thereto for each class or series of preference shares which by its terms is convertible into common shares will be adjusted retroactively by multiplying such basic conversion price by a fraction, of which the numerator will be the difference between the current market price per common share at the record date for determination of shareholders entitled to receive such distribution and the fair value (as determined by the Board) of the portion of the evidences of indebtedness or assets (other than cash dividends) so distributed applicable to one common share and of which the denominator will be the current market price per common share. An adjustment made pursuant to this clause will become effective retroactively immediately after such record date. Such adjustments will be made successively whenever any event described in this clause occurs.

For the purpose of any computation under the last clause above, the current market price per common share on any date will be deemed to be the average of the high and low sales prices of the common shares, as reported in the New York Stock Exchange — Composite Transactions (or such other principal market quotation as may then be applicable to the common shares) for each of the 30 consecutive trading days commencing 45 trading days before such date.

No adjustment will be made in the basic conversion price for any class or series of preference shares in effect immediately prior to such computation if the amount of such adjustment would be less than fifty cents. However, any adjustments which by reason of the preceding sentence are not required to be made will be carried forward and taken into account in any subsequent adjustment. Notwithstanding anything to the contrary, any adjustment required for purposes of making the computations described above will be made not later than the earlier of (1) three years after the effective date described above for such adjustment or (2) the date as of which such adjustment would result in an increase or decrease of at least 3% in the aggregate number of common shares issued and outstanding on the first date on which an event occurred which required the making of a computation described above. All calculations will be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

In the case of any capital reorganization or reclassification of common shares, or if we amalgamate or consolidate with or merge into, or sell or dispose of all or substantially all of our property and assets to, any other company or corporation, proper provisions will be made as part of the terms of such capital reorganization, reclassification, amalgamation, consolidation, merger or sale that any shares of a particular class or series of preference shares at the time outstanding will thereafter be convertible into the number of shares of stock or other securities or property to which a holder of the number of common shares deliverable upon conversion of such preference shares would have been entitled upon such capital reorganization, reclassification, consolidation, amalgamation or merger.

No dividend adjustment with respect to any preference shares or common shares will be made in connection with any conversion.

Whenever there is an issue of additional common shares requiring a change in the conversion price as provided above, and whenever there occurs any other event which results in a change in the existing conversion rights of the holders of shares of a class or series of preference shares, we will file with our transfer agent or agents, a statement signed by one of our executive officers, describing specifically such issue of additional common shares or such other event (and, in the case of a capital reorganization, reclassification, amalgamation, consolidation or merger, the terms thereof) and the actual conversion prices or basis of conversion as changed by such issue or event and the change, if any, in the securities issuable upon conversion. Whenever we issue to all holders of common shares as a class any rights or warrants enabling them to subscribe for or purchase common shares, we will also file in like manner a statement describing the same and the consideration they will receive. The statement so filed will be open to inspection by any holder of record of shares of any class or series of preference shares.

Preference shares converted to common shares will cease to form part of the authorized preference share capital and will, instead, become part of our authorized and issued common share capital.

Reissuance of Shares

Any preference shares retired by purchase, redemption, or through the operation of any sinking fund or redemption or purchase account, will have the status of authorized but unissued preference shares, and may be reissued as part of the same class or series or may be reclassified and reissued by the Board in the same manner as any other authorized and unissued shares.

Voting Rights

Except as indicated below or as otherwise required by applicable law, the holders of preference shares will have no voting rights.

The applicable prospectus supplement for a series may provide that, whenever dividends payable on any class or series of preference shares are in arrears in an aggregate amount equivalent to six full quarterly dividends on all of the preference shares of that class or series then outstanding, the holders of preference shares of that class or series, together with the holders of each other class or series of preference shares ranking on a parity with respect to the payment of dividends and amounts upon our liquidation, dissolution or winding up, will have the right, voting together as a single class regardless of class or series, to elect two directors of our Board. We will use our best efforts to increase the number of directors constituting the Board to the extent necessary to effectuate such right.

The applicable prospectus supplement for a series may provide that, whenever such special voting power of such holders of the preference shares has vested, such right may be exercised initially either at an special meeting of the holders of preference shares, or at any annual general meeting of shareholders, and thereafter at annual general meetings of shareholders. The right of such holders of preference shares to elect members of the Board will continue until such time as all dividends accumulated on such preference shares have been paid in full, at which time that special right will terminate, subject to revesting in the event of each and every subsequent default in an aggregate amount equivalent to six full quarterly dividends and any member of our Board appointed as described above shall vacate office.

At any time when such special voting power has vested in the holders of any such preference shares as described in the preceding paragraph, our President will, upon the written request of the holders of record of at least 10% of such preference shares then outstanding addressed to our Secretary, call a special general meeting of the holders of such preference shares for the purpose of electing directors. Such meeting will be held at the earliest practicable date in such place as may be designated pursuant to the bye-laws (or if there be no designation, at our principal office in Bermuda). If such meeting shall not be called by our proper officers within 20 days after our Secretary has been personally served with such request, or within 60 days after mailing the same by registered or certified mail addressed to our Secretary at our principal office, then the holders of record of at least 10% of such preference shares then outstanding may designate in writing one of their number to call such meeting at our expense, and such meeting may be called by such person so designated upon the notice required for annual general meetings of shareholders and will be held in Bermuda, unless we otherwise designate.

Any holder of such preference shares so designated will have access to our register of members for the purpose of causing meetings of shareholders to be called pursuant to these provisions. Notwithstanding the foregoing, no such special meeting will be called during the period within 90 days immediately preceding the date fixed for the next annual general meeting of common shareholders.

At any annual or special meeting at which the holders of such preference shares have the special right, voting separately as a class, to elect directors as described above, the presence, in person or by proxy, of the holders of 50% of such preference shares will be required to constitute a quorum of such preference shares for the election of any director by the holders of such preference shares, voting as a class. At any such meeting or adjournment thereof the absence of a quorum of such preference shares will not prevent the election of directors other than those to be elected by such preference shares, voting as a class, and the absence of a quorum for the election of such other directors will not prevent the election of the directors to be elected by such preference shares, voting as a class.

During any period in which the holders of such preference shares have the right to vote as a class for directors as described above, any vacancies in the Board will be filled by vote of a majority of the Board pursuant to the bye-laws. During such period the directors so elected by the holders of such preference shares will continue in office (1) until the next succeeding annual general meeting or until their successors, if any, are elected by such holders and qualify or (2) unless required by applicable law to continue in office for a longer period, until termination of the right of the holders of such preference shares to vote as a class for directors, if earlier. Immediately upon any termination of the right of the holders of such preference shares to vote as a class for directors as provided herein, the term of office of the directors then in office so elected by the holders of such preference shares will terminate.

The rights attached to any class of preference shares (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not we are being wound-up, be varied with the consent in writing of the holders of three-fourths of the issued shares of that class or with the sanction of a resolution passed by a majority of the votes cast at a separate general meeting of the holders of the shares of the class held in accordance with Section 47(7) of the Companies Act 1981 of Bermuda. The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith or having different restrictions. Further, the rights attaching to any shares shall be deemed not to be altered by the creation or issue of any share ranking in priority for payment of a dividend or in respect of capital or which confer on the holder thereof voting rights more favorable then those conferred by such common share. In the event we were to merge into or amalgamate with another company, the approval of the holders of a majority of the preference shares would be required (voting as a separate class, if affected in a manner that would constitute a variation of the rights of such preference shares) in addition to shareholder approval pursuant to the Bermuda Companies Act 1981. In addition, holders of preference shares would be entitled to vote at a court-ordered meeting in respect of a compromise or arrangement pursuant to section 99 of the Companies Act and their consent would be required with respect to the waiver of the requirement to appoint an auditor and to lay audited financial statements before a general meeting pursuant to section 88 of the Bermuda Companies Act 1981.

On any item on which the holders of the preference shares are entitled to vote, such holders will be entitled to one vote for each preference share held.

Restrictions in Event of Default in Dividends on Preference Shares

Unless we provide otherwise in a prospectus supplement, if at any time we have failed to pay dividends in full on the preference shares, thereafter and until dividends in full, including all accrued and unpaid dividends for all past quarterly dividend periods on the preference shares outstanding, shall have been declared and set apart in trust for payment or paid, or if at any time we have failed to pay in full amounts payable with respect to any obligations to retire preference shares, thereafter and until such amounts shall have been paid in full or set apart in trust for payment:

(1) we may not redeem less than all of the preference shares at such time outstanding unless we obtain the affirmative vote or consent of the holders of at least 66 2/3% of the outstanding preference shares given in person or by proxy, either in writing or by resolution adopted at an special meeting called for the purpose, at which the holders of the preference shares shall vote separately as a class, regardless of class or series;

(2) we may not purchase any preference shares except in accordance with a purchase offer made in writing to all holders of preference shares of all classes or series upon such terms as the Board in its sole discretion after consideration of the respective annual dividend rate and other relative rights and preferences of the respective classes or series, will determine (which determination will be final and conclusive) will result in fair and equitable treatment among the respective classes or series; provided that (a) we, to meet the requirements of any purchase, retirement or sinking fund provisions with respect to any class or series, may use shares of such class or series acquired by it prior to such failure and then held by it as treasury stock and (b) nothing will prevent us from completing the purchase or redemption of preference shares for which a purchase contract was entered into for any purchase, retirement or sinking fund purposes, or the notice of redemption of which was initially mailed, prior to such failure; and

(3) we may not redeem, purchase or otherwise acquire, or permit any subsidiary to purchase or acquire any shares of any other class of our stock ranking junior to the preference shares as to dividends and upon liquidation.

Preemptive Rights

No holder of preference shares, solely by reason of such holding, has or will have any preemptive right to subscribe to any additional issue of shares of any class or series or to any security convertible into such shares.

Restrictions on Transfer of Common Shares and Warrants to Purchase Common Shares

Although our Board of Directors may decline to register certain transfers of shares, pursuant to our bye-laws, our Board is required to register any transfer settled on a stock exchange or automated quotation system on which shares are listed or traded from time to time. Except in connection with the settlement of trades or transactions entered into through the facilities of a stock exchange or automated quotation system on which the shares are listed or traded from time to time, our Board may generally require any shareholder or any person proposing to acquire our shares or warrants to provide the information required under our bye-laws. If any such shareholder or proposed acquiror does not provide such information, or if the Board has reason to believe that any certification or other information provided pursuant to any such request is inaccurate or incomplete, the Board may decline to register any transfer or to effect any issuance or purchase of shares or warrants to which such request is related. Although these restrictions on transfer will not interfere with the settlement of trades on the New York Stock Exchange, we may decline to register transfers in accordance with our bye-laws and Board resolutions after a settlement has taken place.

The restrictions on transfer and voting restrictions described above may have the effect of delaying, deferring or preventing a change in control of our Company.

Anti-Takeover Effects of Certain Bye-Law Provisions

Our bye-laws contain provisions that may entrench directors and make it more difficult for shareholders to replace directors even if the shareholders consider it beneficial to do so. In addition, these provisions could delay or prevent a change of control that a shareholder might consider favorable. For example, these provisions may prevent a shareholder from receiving the benefit from any premium over the market price of our common shares offered by a bidder in a potential takeover. The Board of Directors has the power to appoint a managing director or chief executive officer, a president and a vice president and such additional officers as the Board may determine to perform such duties in the management, business and affairs of the Company as may be delegated to them by the Board. Even in the absence of an attempt to effect a change in management or a takeover attempt, these provisions may adversely affect the prevailing market price of our common shares if they are viewed as discouraging changes in management and takeover attempts in the future.

For example, our bye-laws contain the following provisions that could have such an effect:

•	Election of our directors is staggered, meaning that the members of only one of three classes of our directors are elected each year;

•	Shareholders have limited ability to remove directors;

•	The total voting power of any shareholder owning more than 9.5% of our common shares will be reduced to 9.5% of the total voting power of our common shares; and

•	Our directors may decline to record the transfer of any common shares or warrants on our share register if they believe that registration of the transfer is required under any federal or state securities law or under the laws of any other jurisdiction and the registration has not yet been effected.

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer depositary shares, each representing a fraction (to be set forth in the prospectus supplement relating to our common shares or a particular series of preference shares) of a common share or a fraction of a share of a particular class or series of preference shares as described below. In the event we elect to do so, depositary receipts evidencing depositary shares will be issued to the public.

The common shares or the shares of the class or series of preference shares represented by depositary shares will be deposited under a deposit agreement among us, a depositary selected by us and the holders of the depositary receipts. The depositary will be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a common share or preference share represented by such depositary share, to all the rights and preferences of the common shares or preference shares represented thereby (including dividend, voting, redemption and liquidation rights). The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional common shares or fractional shares of the applicable class or series of preference shares in accordance with the terms of the offering described in the related prospectus supplement. Forms of the deposit agreement and depositary receipt have been filed as exhibits to the registration statement of which this prospectus forms a part.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts without charge to the holder thereof.

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other distributions received in respect of the related common shares or preference shares to the record holders of depositary shares relating to such common shares or preference shares in proportion to the number of such depositary shares owned by such holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the depositary determines that it is not feasible to make such distribution, in which case the depositary may, with our approval, sell such property and distribute the net proceeds from the sale to such holders.

Withdrawal of Shares

Upon surrender of the depositary receipts at the corporate trust office of the depositary (unless the related depositary shares have previously been called for redemption), the holder of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of the related common shares or class or series of preference shares and any money or other property represented by such depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related common shares or class or series of preference shares on the basis set forth in the prospectus supplement for such common shares or class or series of preference shares, but holders of such whole common shares or preference shares will not thereafter be entitled to exchange them for depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole common shares or preference shares to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. In no event will fractional common shares or preference shares be delivered upon surrender of depositary receipts to the depositary.

Redemption of Depositary Shares

Whenever we redeem common shares or preference shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing common shares or shares of the related class or series of preference shares so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to such common shares or class or series of preference shares. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

Voting the Common Shares or Preference Shares

Upon receipt of notice of any meeting at which the holders of common shares or preference shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such common shares or preference shares. Each record holder of such depositary shares on the record date (which will be the same date as the record date for common shares or preference shares, as applicable) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of common shares or preference shares represented by such holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of the common shares or preference shares represented by such depositary shares in accordance with such instructions, and we will agree to take all action which the depositary deems necessary in order to enable the depositary to do so. The depositary will vote all common shares or preference shares held by it proportionately with instructions received if it does not receive specific instructions from the holders of depositary shares representing such common shares or preference shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary receipts will not be effective unless such amendment has been approved by the holders of depositary receipts representing at least a majority (or, in the case of amendments relating to or affecting rights to receive dividends or distributions or voting or redemption rights, 66 2/3%, unless otherwise provided in the related prospectus supplement) of the depositary shares then outstanding. The deposit agreement may be terminated by us or the depositary only if (1) all outstanding depositary shares have been redeemed, (2) there has been a final distribution in respect of the common shares or the preference shares in connection with our liquidation, dissolution or winding up and such distribution has been distributed to the holders of depositary receipts or (3) upon the consent of holders of depositary receipts representing not less than 66 2/3% of the depositary shares outstanding, unless otherwise provided in the related prospectus supplement.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the related common shares or preference shares and any redemption of such common shares or preference shares. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges and such other charges as are expressly provided in the deposit agreement to be for their accounts.

The depositary may refuse to effect any transfer of a depositary receipt or any withdrawal of common shares or preference shares evidenced thereby until all such taxes and charges with respect to such depositary receipt or such common shares or preference shares are paid by the holders thereof.

Miscellaneous

The depositary will forward all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of common shares or preference shares.

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and the obligations of the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder and neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or class or series of preference shares unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, or information provided by persons presenting preference shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal of the depositary will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF THE DEBT SECURITIES

General

The following description of our debt securities sets forth the material terms and provisions of the debt securities to which any prospectus supplement may relate and may be amended or supplemented by terms described in the applicable prospectus supplement. Our senior debt securities are to be issued under a senior indenture between us and The Bank of New York, as trustee, dated July 15, 2003, as supplemented. Our subordinated debt securities are to be issued under a subordinated indenture between us and The Bank of New York, as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. In addition, we may issue junior subordinated debt securities to a Capital Trust in connection with the issuance of preferred securities and common securities by that Capital Trust. These junior subordinated debt securities would be issued under a separate junior subordinated indenture between us and The Bank of New York, as trustee, which is filed as an exhibit to the registration statement of which this prospectus forms a part. The senior indenture, the subordinated indenture and the junior subordinated indenture are sometimes referred to herein collectively as the “indentures” and each individually as an “indenture,” and the trustees under each of the indentures are sometimes referred to herein collectively as the “trustees” and each individually as a “trustee.” The particular terms of the series of debt securities offered by any prospectus supplement, and the extent to which general provisions described below may apply to the offered series of debt securities, will be described in the prospectus supplement.

The following summaries of the material terms and provisions of the indentures and the related debt securities are not complete and are subject to, and are qualified in their entirety by reference to, all provisions of the indentures, including the definitions of certain terms in the indentures and those terms to be made a part of the indentures by the Trust Indenture Act of 1939, as amended. Wherever we refer to particular articles, sections or defined terms of an indenture, without specific reference to an indenture, those articles, sections or defined terms are contained in all indentures. The senior indenture and the subordinated indenture are substantially identical, except for certain covenants of ours and provisions relating to subordination. The subordinated indenture and the junior subordinated indenture are substantially identical, except for certain rights and covenants of ours and provisions relating to the issuance of securities to the applicable Capital Trust. In this summary, “we”, “our” or “us” means solely Montpelier Re Holdings Ltd. and its successors under the indentures and not any of its subsidiaries.

The indentures do not limit the aggregate principal amount of the debt securities which we may issue under them and provide that we may issue debt securities under them from time to time in one or more series. The indentures do not limit the amount of other indebtedness or the debt securities which we or our subsidiaries may issue.

Unless otherwise provided in a prospectus supplement, our senior debt securities will be unsecured obligations of ours and will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be unsecured obligations of ours, subordinated in right of payment to the prior payment in full of all Senior Indebtedness (which term includes the senior debt securities) of ours as described below under “Subordination of the Subordinated Debt Securities” and in the applicable prospectus supplement.

Because we are a holding company, our rights and the rights of our creditors (including the holders of our debt securities) and shareholders to participate in distributions by certain of our subsidiaries upon that subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against that subsidiary or our creditor may have the benefit of a guaranty from our subsidiary. None of our creditors has the benefit of a guaranty from any of our subsidiaries. The rights of our creditors (including the holders of our debt securities) to participate in the distribution of stock owned by us in certain of our subsidiaries, including our insurance subsidiaries, may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. In the event our junior subordinated debt securities are issued to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust, such junior subordinated debt securities subsequently may be distributed pro rata to the holders of such preferred securities and common securities in connection with the dissolution of such Capital Trust upon the occurrence of certain events. These events will be described in the prospectus supplement relating to such preferred securities and common securities. Only one series of our junior subordinated debt securities will be issued to each Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust.

The prospectus supplement relating to the particular series of debt securities offered thereby will describe the following terms of the offered series of debt securities:

•	the title of such debt securities and the series in which such debt securities will be included, which may include medium-term notes, the aggregate principal amount of such debt securities and any limit upon such principal amount;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of such series of debt securities will be payable;

•	the rate or rates at which such series of debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such series of debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

•	the place or places where the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, any of such series of debt securities that are issued in registered form may be surrendered for registration of transfer or exchange, and any such debt securities may be surrendered for conversion or exchange;

•	whether any of such series of debt securities are to be redeemable at our option and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such series of debt securities may be redeemed, in whole or in part, at our option;

•	whether we will be obligated to redeem or purchase any of such series of debt securities pursuant to any sinking fund or analogous provision or at the option of any holder thereof and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such series of debt securities so redeemed or purchased;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any series of debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

•	whether the series of debt securities will be listed on any national securities exchange;

•	whether the series of debt securities will be convertible into common shares and/or exchangeable for other securities issued by us, and, if so, the terms and conditions upon which such series of debt securities will be so convertible or exchangeable;

•	if other than the principal amount, the portion of the principal amount (or the method by which such portion will be determined) of such series of debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than United States dollars, the currency of payment, including composite currencies, of the principal of, any premium or interest on or any additional amounts with respect to any of such series of debt securities;

•

whether the principal of, any premium or interest on or any additional amounts with respect to such series of debt securities will be payable, at our election or the election of a holder, in a currency other than that in which such series of debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on or any additional amounts with respect to such series of debt securities;

•	whether such series of debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	whether such series of debt securities are the senior debt securities or subordinated debt securities and, if the subordinated debt securities, the specific subordination provisions applicable thereto;

•	in the case of junior subordinated debt securities issued to a Capital Trust, the terms and conditions of any obligation or right of ours or such Capital Trust to convert or exchange such subordinated debt securities into preferred securities of such trust;

•	in the case of junior subordinated debt securities issued to a Capital Trust, the form of restated trust agreement and, if applicable, the agreement relating to our guarantee of the preferred securities of such Capital Trust;

•	in the case of subordinated debt securities, the relative degree, if any, to which such series of subordinated debt securities of the series will be senior to or be subordinated to other series of the subordinated debt securities or other indebtedness of ours in right of payment, whether such other series of the subordinated debt securities or other indebtedness are outstanding or not;

•	in the case of subordinated debt securities, any limitation on the issuance of additional Senior Indebtedness;

•	any deletions from, modifications of or additions to the Events of Default or covenants of ours with respect to such series of debt securities;

•	whether the provisions described below under “Discharge, Defeasance and Covenant Defeasance” will be applicable to such series of debt securities;

•	a discussion of certain U.S. federal income tax considerations;

•	whether any of such series of debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such series of debt securities and any other deletions from or modifications or additions to the applicable indenture in respect of such debt securities.

We will have the ability under the indentures to “reopen” a previously issued series of debt securities and issue additional debt securities of that series or establish additional terms of that series. We are also permitted to issue debt securities with the same terms as previously issued debt securities.

Unless otherwise provided in the related prospectus supplement, principal, premium, interest and additional amounts, if any, with respect to any series of debt securities will be payable at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). In the case of debt securities issued in registered form, interest may be paid by check mailed to the persons entitled thereto at their addresses appearing on the security register or by transfer to an account maintained by the payee with a bank located in the United States. Interest on debt securities issued in registered form will be payable on any interest payment date to the persons in whose names the debt securities are registered at the close of business on the regular record date with respect to such interest payment date. Interest on such debt securities which have a redemption date after a regular record date, and on or before the following interest payment date, will also be payable to the persons in whose names the debt securities are so registered. All paying agents initially designated by us for the debt securities will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities may be presented for transfer (duly endorsed or accompanied by a written instrument of transfer, if so required by us or the security registrar) or exchanged for other debt securities of the same series (containing identical terms and provisions, in any authorized denominations, and of a like aggregate principal amount) at the office or agency maintained by us for such purposes (initially the corporate trust office of the trustee). Such transfer or exchange will be made without service charge, but we may require payment of a sum sufficient to cover any tax or other governmental charge and any other expenses then payable. We will not be required to (1) issue, register the transfer of, or exchange, the debt securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt securities and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any debt security so selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. Any transfer agent (in addition to the security registrar) initially designated by us for any debt securities will be named in the related prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place where the principal of, any premium or interest on or any additional amounts with respect to the debt securities are payable.

Unless otherwise provided in the related prospectus supplement, the debt securities will be issued only in fully registered form without coupons in minimum denominations of $1,000 and any integral multiple thereof. The debt securities may be represented in whole or in part by one or more global debt securities registered in the name of a depositary or its nominee and, if so represented, interests in such global debt security will be shown on, and transfers thereof will be effected only through, records maintained by the designated depositary and its participants as described below. Where the debt securities of any series are issued in bearer form, the special restrictions and considerations, including special offering restrictions and special U.S. federal income tax considerations, applicable to such debt securities and to payment on and transfer and exchange of such debt securities will be described in the related prospectus supplement.

The debt securities may be issued as original issue discount securities (bearing no interest or bearing interest at a rate which at the time of issuance is below market rates) to be sold at a substantial discount below their principal amount and may for various other reasons be considered to have original issue discount for U.S. federal income tax purposes. In general, original issue discount is included in the income of holders on a yield-to-maturity basis. Accordingly, depending on the terms of the debt securities, holders may be required to include amounts in income prior to the receipt thereof. Special U.S. federal income tax and other considerations applicable to original issue discount securities will be described in the related prospectus supplement.

If the purchase price of any debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, or any premium or interest on, or any additional amounts with respect to, any debt securities is payable in one or more foreign currencies or currency units, the restrictions, elections, certain U.S. federal income tax considerations, specific terms and other information with respect to such debt securities and such foreign currency or currency units will be set forth in the related prospectus supplement.

We will comply with Section 14(e) under the Exchange Act, and any other tender offer rules under the Exchange Act which may then be applicable, in connection with any obligation of ours to purchase debt securities at the option of the holders. Any such obligation applicable to a series of debt securities will be described in the related prospectus supplement.

Unless otherwise described in a prospectus supplement relating to any series of debt securities, other than as described below under “Certain Provisions Applicable to the Senior Debt Securities — Limitation on Liens on Stock of Subsidiaries” and “Certain Provisions Applicable to the Senior Debt Securities — Limitations on Disposition of Stock of Designated Subsidiaries,” the indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a sudden and significant decline in our credit quality or a takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we could in the future enter into transactions that could increase the amount of indebtedness outstanding at that time or otherwise affect our capital structure or credit rating. You should refer to the prospectus supplement relating to a particular series of the debt securities for information regarding to any deletions from, modifications of or additions to the Events of Defaults described below or our covenants contained in the indentures, including any addition of a covenant or other provisions providing event risk or similar protection.

Conversion and Exchange

The terms, if any, on which debt securities of any series are convertible into or exchangeable for common shares, preference shares or other securities issued by us, property or cash, or a combination of any of the foregoing, will be set forth in the related prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which the securities, property or cash to be received by the holders of the debt securities would be calculated according to the factors and at such time as described in the related prospectus supplement. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Optional Redemption

Unless otherwise described in a prospectus supplement, relating to any debt securities, other than as described under “Certain Provisions of the Junior Subordinated Debt Securities Issued to the Capital Trusts,” we may at our option, redeem any series of debt securities, in whole or in part, at any time at the redemption price. Unless otherwise described in a prospectus supplement, debt securities will not be subject to sinking fund or other mandatory redemption or to redemption or repurchase at the option of the holders upon a change of control, a change in management, an asset sale or any other specified event. We currently have no debt securities outstanding that are subject to redemption or repurchase at the option of the holders.

Except as otherwise provided in the related prospectus supplement, in the case of any series of subordinated debt securities issued to a Capital Trust, if an Investment Company Event or a Tax Event (each, a “special event”) shall occur and be continuing, we may, at our option, redeem such series of junior subordinated debt securities, in whole but not in part, at any time within 90 days of the occurrence of the special event, at a redemption price equal to 100% of the principal amount of such junior subordinated debt securities then outstanding plus accrued and unpaid interest to the date fixed for redemption.

For purposes of the junior subordinated indenture, “Investment Company Event” means, in respect of a Capital Trust, the receipt by such Capital Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a change in the interpretation or application of law or regulation by any legislative body, court or governmental agency or regulatory authority, such Capital Trust is or will be considered an investment company that is required to register as an “investment company” under the Investment Company Act, which change becomes effective on or after the date of original issuance of the preferred securities of such Capital Trust.

“Tax Event” means, in respect of a Capital Trust, the receipt by such Capital Trust or us of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced prospective change) in, the laws (or any regulation thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of original issuance of the preferred securities of such Capital Trust, there is more than an insubstantial risk that (i) such Capital Trust is, or will be within 90 days of the date of such opinion, subject to U.S. federal income tax with respect to income received or accrued on the corresponding series of subordinated debt securities, (ii) interest payable by us on such junior subordinated debt securities is not, or within 90 days of the date of such opinion will not be, deductible by us, in whole or in part, for U.S. federal income tax purposes or (iii) such Capital Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

Selection and Notice

Unless otherwise described in a prospectus supplement, we will send the holders of the debt securities to be redeemed a notice of redemption by first-class mail at least 30 and not more than 60 days prior to the date fixed for redemption. If we elect to redeem fewer than all the debt securities, unless otherwise agreed in a holders’ redemption agreement, the trustee will select in a fair and appropriate manner, including pro rata or by lot, the debt securities to be redeemed in whole or in part.

Unless we default in payment of the redemption price, the debt securities called for redemption shall cease to accrue any interest on or after the redemption date.

Consolidation, Amalgamation, Merger and Sale of Assets

Unless otherwise described in a prospectus supplement, each indenture provides that we may not (1) consolidate or amalgamate with or merge into any person or convey, transfer or lease our properties and assets as an entirety or substantially as an entirety to any person, or (2) permit any person to consolidate or amalgamate with or merge into us, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to us, unless (a) such person is a corporation or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia, Bermuda or any country which is, on the date of the indenture, a member of the Organization of Economic Cooperation and Development and will expressly assume, by supplemental indenture satisfactory in form to the trustee, the due and punctual payment of the principal of, any premium and interest on and any additional amounts with respect to the debt securities issued thereunder, and the performance of our obligations under the indenture and the debt securities issued thereunder; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of ours or of a designated subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and (c) certain other documents are delivered.

Certain Other Covenants

Except as otherwise permitted under “— Limitations on Liens of Stock of Subsidiaries” and “— Consolidation, Amalgamation, Merger and Sale of Assets” described above, we will do or cause to be done all things necessary to maintain in full force and effect our legal existence, rights (charter and statutory) and franchises. We are not, however, required to preserve any right or franchise if we determine that it is no longer desirable in the conduct of our business and the loss is not disadvantageous in any material respect to the holders of any debt securities. (Section 4.8 of the indenture)

Events of Default

Unless we provide other or substitute Events of Default in a prospectus supplement, the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities (whatever the reason for such event of default and whether it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) default in the payment of any interest on the series of debt securities, or any additional amounts payable with respect thereto, when such interest becomes or such additional amounts become due and payable, and continuance of such default for a period of 30 days;

(2) default in the payment of the principal of or any premium on the series of debt securities, or any additional amounts payable with respect thereto, when such principal or premium becomes or such additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

(3) default in the performance, or breach, of any covenant or warranty of ours contained in the indenture (other than the defaults specified in clause (1) or (2) above), and the continuance of such default or breach for a period of 60 days after there has been given written notice as provided in the indenture;

(4) default in the payment at maturity of our Indebtedness in excess of $50,000,000 or if any event of default as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any of our Indebtedness (other than indebtedness which is non-recourse to us) happens and results in acceleration of more than $50,000,000 in principal amount of such Indebtedness (after giving effect to any applicable grace period), and such default is not cured or waived or such acceleration is not rescinded or annulled within a period of 30 days after there has been given written notice as provided in the indenture;

(5) we shall fail within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $50,000,000, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

(6) certain events relating to our bankruptcy, insolvency or reorganization; or

(7) our default in the performance or breach of the conditions relating to amalgamation, consolidation, merger or sale of assets stated above, and the continuation of such violation for 60 days after notice is given to us. (Section 6.1 of the indenture)

If an event of default with respect to the debt securities (other than an event of default described in clause (6) of the preceding paragraph) occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities by written notice as provided in the indenture may declare the principal amount of all outstanding debt securities to be due and payable immediately. An event of default described in clause (6) of the preceding paragraph will cause the principal amount and accrued interest to become immediately due and payable without any declaration or other act by the trustee or any holder. At any time after a declaration of acceleration has been made, but before a judgment or decree for payment of money has been obtained by the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the debt securities may, under certain circumstances, rescind and annul such acceleration.

Each indenture provides that, within 60 days after the occurrence of any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities, the trustee will transmit, in the manner set forth in the indenture and subject to the exceptions described below, notice of such default to the holders of the debt securities unless such default has been cured or waived. However, except in the case of a default in the payment of principal of, or premium, if any, or interest on, or additional amounts with respect to, any debt securities, the trustee may withhold such notice if and so long as the board, executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determine that the withholding of such notice is in the best interest of the holders of the debt securities.

If an event of default occurs, has not been waived and is continuing with respect to the debt securities, the trustee may in its discretion proceed to protect and enforce its rights and the rights of the holders of the debt securities by all appropriate judicial proceedings. Each indenture provides that, subject to the duty of the trustee during any default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the debt securities, unless such holders shall have offered to the trustee reasonable indemnity. Subject to such provisions for the indemnification of the trustee, and subject to applicable law and certain other provisions of the indenture, the holders of a majority in aggregate principal amount of the outstanding debt securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities.

Under the Companies Act, any payment or other disposition of property made by us within six months prior to the commencement of our winding up will be invalid if made with the intent to fraudulently prefer one or more of our creditors at a time that we were unable to pay our debts as they became due.

Modification and Waiver

We and the trustee may modify or amend each indenture with the consent of the holders of not less than a majority in aggregate principal amount outstanding of a series of debt securities affected by the amendment or modification; provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity of the principal of, or any premium or installment of interest on, or any additional amounts with respect to, the series of debt securities,

•	reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, the series of debt securities,

•	change our obligation to pay additional amounts with respect to the series of debt securities,

•	change the redemption provisions of the series of debt securities or, following the occurrence of any event that would entitle a holder to require us to redeem or repurchase the series of debt securities at the option of the holder, adversely affect the right of redemption or repurchase at the option of such holder, of the series of debt securities,

•	change the place of payment or the coin or currency in which the principal of, any premium or interest on or any additional amounts with respect to, the series of debt securities is payable,

•	impair the right to institute suit for the enforcement of any payment on or after the stated maturity of the series of debt securities (or, in the case of redemption, on or after the redemption date or, in the case of repayment at the option of any holder, on or after the repayment date),

•	reduce the percentage in principal amount of the series of debt securities, the consent of whose holders is required in order to take specific actions,

•	reduce the requirements for quorum or voting by holders of the series of debt securities in the applicable section of the indenture,

•	modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of the series of debt securities except to increase any percentage vote required or to provide that other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby, or

•	modify any of the above provisions. (Section 10.2 of the indenture)

In addition, no supplemental indenture may directly or indirectly modify or eliminate the subordination provisions of the subordinated indentures in any manner which might terminate or impair the subordination of the subordinated debt securities to Senior Indebtedness without the prior written consent of the holders of the Senior Indebtedness.

We and the trustee may modify or amend each indenture and the series of debt securities without the consent of any holder in order to, among other things:

•	provide for our successor pursuant to a consolidation, amalgamation, merger or sale of assets that complies with the merger covenant;

•	add to our covenants for the benefit of the holders of the series of debt securities or to surrender any right or power conferred upon us by the indenture;

•	provide for a successor trustee with respect to the series of debt securities;

•	cure any ambiguity or correct or supplement any provision in the indenture which may be defective or inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the indenture which will not adversely affect the interests of the holders of the series of debt securities;

•	change the conditions, limitations and restrictions on the authorized amount, terms or purposes of issue, authentication and delivery of the series of debt securities under the indenture;

•	add any additional events of default with respect to the series of debt securities;

•	provide for conversion or exchange rights of the holders of the series of debt securities; or

•	make any other change that does not materially adversely affect the interests of the holders of the series of debt securities. (Section 10.1 of the indenture)

The holders of at least a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive compliance by us with certain restrictive provisions of the indenture. (Section 4.9 of the indenture) The holders of not less than a majority in aggregate principal amount of the series of debt securities may, on behalf of the holders of the debt securities, waive any past default and its consequences under the indenture with respect to the series of debt securities, except a default (1) in the payment of principal of, any premium or interest on or any additional amounts with respect to the series of debt securities or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security. (Section 6.10 of the indenture)

Under each indenture, we are required to furnish the trustee annually a statement as to performance by us of certain of our obligations under the indenture and as to any default in such performance. We are also required to deliver to the trustee, within five days after occurrence thereof, written notice of any event of default or any event which after notice or lapse of time or both would constitute an event of default under clause (3) in “— Events of Default” described above. (Section 4.10 of the indenture)

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or called for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars or Government Obligations (as defined below) in an amount sufficient to pay the entire indebtedness on the debt securities with respect to principal and any premium, interest and additional amounts to the date of such deposit (if the debt securities have become due and payable) or with respect to principal, any premium and interest to the maturity or redemption date thereof, as the case may be. (Section 12.1 of the indenture)

Each indenture provides that, unless the provisions of Section 12.2 of such indenture are made inapplicable to the debt securities pursuant to Section 3.1 of the indenture, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities (except for, among other things, the obligation to pay principal, interest and additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on the debt securities and other obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“defeasance”) or (2) to be released from our obligations with respect to the debt securities under certain covenants and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities (“covenant defeasance”). Defeasance or covenant defeasance, as the case may be, will be conditioned upon the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or Government Obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, any premium and interest on the debt securities on the scheduled due dates or any prior redemption date. (Section 12.2 of the indenture)

Such a trust may only be established if, among other things:

(1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, any material agreement or instrument, other than the indenture, to which we are a party or by which we are bound,

(2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding will have occurred and be continuing at any time during the period ending on the 91st day after such date,

(3) with respect to registered securities and any bearer securities for which the place of payment is within the United States, we have delivered to the trustee an opinion of counsel (as specified in the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the indenture, and

(4) with respect to defeasance, we have delivered to the trustee an officers’ certificate as to solvency and the absence of intent of preferring holders over our other creditors. (Section 12.2 of the indenture)

“Government Obligations” means debt securities which are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America which, in the case of clauses (1) and (2), are not callable or redeemable at the option of the issuer or issuers thereof, and will also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or any other amount with respect to any such Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian with respect to the Government Obligation or the specific payment of interest on or principal of or any other amount with respect to the Government Obligation evidenced by such depository receipt. (Section 1.1 of the indenture)

In the event we effect covenant defeasance with respect to the debt securities and the debt securities are declared due and payable because of the occurrence of any event of default other than an event of default with respect to any covenant as to which there has been covenant defeasance, the Government Obligations on deposit with the trustee, will be sufficient to pay amounts due on the debt securities at the time of the stated maturity or redemption date but may not be sufficient to pay amounts due on the debt securities at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.

Payment of Additional Amounts

Unless otherwise described in a prospectus supplement, we will make all payments of principal of and premium, if any, interest and any other amounts on, or in respect of, the debt securities without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holder of any debt security such additional amounts as may be necessary so that every net payment of principal, premium, if any, interest or any other amount made to such holder, after the withholding or deduction, will not be less than the amount provided for in such debt security or in the indenture to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5) any combination of items (1), (2), (3) and (4).

In addition, we will not pay additional amounts with respect to any payment of principal of, or premium, if any, interest or any other amounts on, any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such debt security if such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner to the extent such beneficiary, partner or settlor would not have been entitled to such additional amounts had it been the holder of the debt security. (Section 4.4 of the indenture)

Redemption for Tax Purposes

Unless otherwise described in a prospectus supplement, we may redeem the debt securities at our option, in whole but not in part, at a redemption price equal to 100% of the principal amount, together with accrued and unpaid interest and additional amounts, if any, to the date fixed for redemption, at any time we receive an opinion of counsel that as a result of (1) any change in or amendment to the laws or treaties (or any regulations or rulings promulgated under these laws or treaties) of Bermuda or any taxing jurisdiction (or of any political subdivision or taxation authority affecting taxation) or any change in the application or official interpretation of such laws, regulations or rulings, or (2) any action taken by a taxing authority of Bermuda or any taxing jurisdiction (or any political subdivision or taxing authority affecting taxation) which action is generally applied or is taken with respect to the Company, or (3) a decision rendered by a court of competent jurisdiction in Bermuda or any taxing jurisdiction (or any political subdivision) whether or not such decision was rendered with respect to us, there is a substantial probability that we will be required as of the next interest payment date to pay additional amounts with respect to the debt securities as provided in “Payment of Additional Amounts” above and such requirements cannot be avoided by the use of reasonable measures (consistent with practices and interpretations generally followed or in effect at the time such measures could be taken) then available. If we elect to redeem the debt securities under this provision, we will give written notice of such election to the trustee and the holders of the debt securities. Interest on the debt securities will cease to accrue unless we default in the payment of the redemption price. (Section 4.5 of the indenture)

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement relating to such series.

The specific terms of the depositary arrangement with respect to a series of the debt securities will be described in the prospectus supplement relating to such series. We anticipate that the following provisions will apply to all depositary arrangements.

Upon the issuance of a global security, the depositary for such global security or its nominee will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global security. Such accounts will be designated by the underwriters or agents with respect to such debt securities or by us if such debt securities are offered and sold directly by us. Ownership of beneficial interests in a global security will be limited to persons that may hold interests through participants. Ownership of beneficial interests in such global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and on the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global security.

So long as the depositary for a global security, or its nominee, is the registered owner of such global security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below, owners of beneficial interests in a global security will not be entitled to have the debt securities of the series represented by such global security registered in their names and will not receive or be entitled to receive physical delivery of the debt securities of that series in definitive form.

Principal of, any premium and interest on, and any additional amounts with respect to, the debt securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security representing such debt securities. None of the trustee, any paying agent, the security registrar or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary for a series of the debt securities or its nominee, upon receipt of any payment with respect to such debt securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the principal amount of the global security for such debt securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name,” and will be the responsibility of such participants.

The indentures provide that if:

(1) the depositary for a series of the debt securities notifies us that it is unwilling or unable to continue as depositary or if such depositary ceases to be eligible under the applicable indenture and a successor depositary is not appointed by us within 90 days of written notice;

(2) we determine that the debt securities of a particular series will no longer be represented by global securities and executes and delivers to the trustee a company order to such effect; or

(3) an Event of Default with respect to a series of the debt securities has occurred and is continuing, the global securities will be exchanged for the debt securities of such series in definitive form of like tenor and of an equal aggregate principal amount, in authorized denominations.

Such definitive debt securities will be registered in such name or names as the depositary shall instruct the trustee. (Section 3.5 of the indenture). It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global securities.

Governing Law

Each indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Information Concerning the Trustee

Unless otherwise specified in the applicable prospectus supplement, The Bank of New York is to be the trustee and paying agent under each indenture and is one of a number of banks with which Montpelier Re Holdings Ltd. and its subsidiaries maintain banking relationships in the ordinary course of business. The Bank of New York is a party in the letter of credit facility which Montpelier Re Holdings Ltd. entered into on June 20, 2003.

CERTAIN PROVISIONS APPLICABLE TO THE SENIOR DEBT SECURITIES

Limitations on Liens on Stock of Subsidiaries

Under the indenture, we will covenant that, so long as any debt securities are outstanding, we will not, nor will we permit any subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any Indebtedness secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of any Designated Subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the debt securities (and, if we so elect, any other Indebtedness of ours that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which we are otherwise obligated, to provide such security) will be secured equally and ratably with such Indebtedness for at least the time period such other Indebtedness is so secured. (Section 4.6 of the indenture)

For purposes of the indenture, “capital stock” of any person means any and all share capital, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity. (Section 1.1 of the indenture)

The term “Designated Subsidiary” means any present or future consolidated subsidiary of ours, the consolidated book value of which constitutes at least 10% of our consolidated book value. As of September 30, 2003, our only Designated Subsidiary was Montpelier Reinsurance Ltd.

The term “Indebtedness” means, with respect to any person:

(1) the principal of and any premium and interest on (a) indebtedness of such person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

(2) all capitalized lease obligations of such person;

(3) all obligations of such person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

(4) all obligations of such person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1) through (3) above) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit);

(5) all obligations of the type referred to in clauses (1) through (4) of other persons and all dividends of other persons for the payment of which, in either case, such person is responsible or liable as obligor, guarantor or otherwise;

(6) all obligations of the type referred to in clauses (1) through (5) of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of such person (whether or not such obligation is assumed by such person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and

(7) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clauses (1) through (6) above. (Section 1.1 of the indenture)

Limitations on Disposition of Stock of Designated Subsidiaries

The indenture also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by such indenture, we will not issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, and will not permit any Designated Subsidiary to issue (other than to us or another Designated Subsidiary) any shares (other than director’s qualifying shares) of, or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock (other than preferred stock having no voting rights of any kind) of any Designated Subsidiary, if, after giving effect to any such transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all such convertible securities, warrants, rights or options, we would own, directly or indirectly, less than 80% of the shares of capital stock of such Designated Subsidiary (other than preferred stock having no voting rights of any kind); provided, however, that (1) any issuance, sale, assignment, transfer or other disposition permitted by us may only be made for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith and (2) the foregoing will not prohibit any such issuance or disposition of securities if required by any law or any regulation or order of any governmental or insurance regulatory authority.

Notwithstanding the foregoing, (1) we may merge, amalgamate or consolidate any Designated Subsidiary into or with another direct or indirect subsidiary of ours, the shares of capital stock of which we own at least 80%, and (2) we may, subject to the provisions described under “— Consolidation, Amalgamation, Merger and Sale of Assets” above, sell, assign, transfer or otherwise dispose of the entire capital stock of any Designated Subsidiary at one time for at least a fair market value consideration as determined by our Board pursuant to a resolution adopted in good faith. (Section 4.7 of the indenture)

CERTAIN PROVISIONS APPLICABLE TO SUBORDINATED DEBT SECURITIES

Subordination of the Subordinated Debt Securities

The subordinated debt securities will, to the extent set forth in the subordinated indenture, be subordinate in right of payment to the prior payment in full of all Senior Indebtedness. None of our debt is secured. In the event of:

(1) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to us or to our creditors, as such, or to our assets; or

(2) any voluntary or involuntary liquidation, dissolution or other winding up of ours, whether or not involving insolvency or bankruptcy; or

(3) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of ours;

then and in any such event the holders of Senior Indebtedness will be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision will be made for such payment in cash, before the holders of the subordinated debt securities are entitled to receive or retain any payment on account of principal of, or any premium or interest on, or any additional amounts with respect to, subordinated debt securities, and to that end the holders of Senior Indebtedness will be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other Indebtedness of ours being subordinated to the payment of subordinated debt securities, which may be payable or deliverable in respect of subordinated debt securities in any such case, proceeding, dissolution, liquidation or other winding up event. (Section 13.3 of the subordinated indenture)

By reason of such subordination, in the event of our liquidation or insolvency, holders of Senior Indebtedness and holders of other obligations of ours that are not subordinated to Senior Indebtedness may recover more, ratably, than the holders of subordinated debt securities.

Subject to the payment in full of all Senior Indebtedness, the rights of the holders of subordinated debt securities will be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of ours applicable to such Senior Indebtedness until the principal of, any premium and interest on, and any additional amounts with respect to, subordinated debt securities have been paid in full. (Section 13.4 of the subordinated indenture)

No payment of principal (including redemption and sinking fund payments) of or any premium or interest on or any additional amounts with respect to the subordinated debt securities, or payments to acquire such securities (other than pursuant to their conversion), may be made (1) if any Senior Indebtedness of ours is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist, or (2) if the maturity of any Senior Indebtedness of ours has been accelerated because of a default. (Section 13.2 of the subordinated indenture) The subordinated indenture does not limit or prohibit us from incurring additional Senior Indebtedness, which may include Indebtedness that is senior to subordinated debt securities, but subordinate to our other obligations. The senior debt securities will constitute Senior Indebtedness under the subordinated indenture.

The term “Senior Indebtedness” means all Indebtedness of ours outstanding at any time, except:

(1) the subordinated debt securities;

(2) Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is subordinated to or ranks equally with the subordinated debt securities;

(3) Indebtedness of ours to an affiliate of ours;

(4) interest accruing after the filing of a petition initiating any bankruptcy, insolvency or other similar proceeding unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

(5) trade accounts payable; and

(6) any Indebtedness, including all other debt securities and guarantees in respect of those debt securities, initially issued to (x) the Capital Trusts or (y) any other trust, partnership or other entity affiliated with us which is a financing vehicle of ours or any Affiliate of ours in connection with an issuance by such entity of preferred securities or other securities which are similar to the preferred securities described under “Description of the Trust Preferred Securities” below.

Such Senior Indebtedness will continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness. (Sections 1.1 and 13.8 of the subordinated indenture)

The subordinated indenture provides that the foregoing subordination provisions, insofar as they relate to any particular issue of subordinated debt securities, may be changed prior to such issuance. Any such change would be described in the related prospectus supplement.

CERTAIN PROVISIONS OF THE JUNIOR SUBORDINATED DEBT

SECURITIES ISSUED TO THE CAPITAL TRUSTS

Option to Extend Interest Payment Date

Unless provided otherwise in the related prospectus supplement, we will have the right at any time and from time to time during the term of any series of junior subordinated debt securities issued to a Capital Trust to defer payment of interest for such number of consecutive interest payment periods as may be specified in the related prospectus supplement (referred to as an “extension period”), subject to the terms, conditions and covenants, if any, specified in such prospectus supplement, provided that such extension period may not extend beyond the stated maturity of such series of junior subordinated debt securities. Certain U.S. federal income tax consequences and special considerations applicable to such junior subordinated debt securities will be described in the related prospectus supplement. (Section 3.13 of the junior subordinated indenture)

Option to Change Maturity Date

Unless provided otherwise in the related prospectus supplement, we will have the right to:

•	change the stated maturity of the principal of the junior subordinated debt securities of any series issued to a Capital Trust upon the liquidation of such Capital Trust and the exchange of the junior subordinated debt securities for the preferred securities of such Capital Trust; and

•	extend the stated maturity of the principal of the junior subordinated debt securities of any series;

provided, that (1) we are not in bankruptcy, otherwise insolvent or in liquidation, (2) we have not defaulted on any payment on such junior subordinated debt securities and no deferred interest payments have accrued, (3) such Capital Trust is not in arrears on payments of distributions on its preferred securities and no deferred distributions have accumulated, (4) the junior subordinated debt securities of such series are rated investment grade by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or another nationally recognized statistical rating organization, and (5) the extended stated maturity is no later than the 49th anniversary of the initial issuance of the preferred securities of the Capital Trust.

If we exercise our right to liquidate such Capital Trust and exchange the junior subordinated debt securities for the preferred securities of such Capital Trust as described above, any changed stated maturity of the principal of the junior subordinated debt securities shall be no earlier than the date that is five years after the initial issue date of the preferred securities and no later than the date 30 years (plus an extended term of up to an additional 19 years if the conditions described above are satisfied) after the initial issue date of the preferred securities of such Capital Trust. (Section 3.16 of the junior subordinated indenture)

Payment of Additional Amounts

If junior subordinated debt securities issued to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust provide for the payment by us of certain taxes, assessments or other governmental charges imposed on the holder of any such debt security, we will pay to the holder of any such debt security such additional amounts as provided in the related junior subordinated indenture. (Section 4.4 of the junior subordinated indenture)

Certain Covenants

We will covenant, as to each series of our junior subordinated debt securities issued to a Capital Trust in connection with the issuance of preferred securities and common securities by such Capital Trust, that we will not, and will not permit any of our Subsidiaries to, (1) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of our outstanding capital stock or

(2) make any payment of principal, or interest or premium, if any, on or repay, repurchase or redeem any debt security of ours that ranks junior in interest to the junior subordinated debt securities of such series or make any guarantee payments with respect to any guarantee by us of the debt securities of any Subsidiary of ours if such guarantee ranks junior in interest to the junior subordinated debt securities of such series (other than (a) dividends or distributions in our common shares, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of ours, or the declaration of a dividend of such rights or the issuance of shares under such plan in the future, (c) payments under any preferred securities guarantee of ours and (d) purchases of common shares related to the issuance of common shares under any of our benefit plans for our directors, officers or employees) if at such time (i) there shall have occurred any event of which we have actual knowledge that (A) with the giving of notice or lapse of time or both, would constitute an Event of Default under the applicable junior subordinated indenture and (B) in respect of which we shall not have taken reasonable steps to cure, (ii) we shall be in default with respect to our payment of obligations under the preferred securities guarantee relating to such preferred securities or (iii) we shall have given notice of our election to begin an Extension Period as provided in the applicable junior subordinated indenture with respect to the junior subordinated debt securities of such series and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing. (Section 4.11 of the junior subordinated indenture)

In the event our junior subordinated debt securities are issued to a Capital Trust in connection with the issuance of preferred securities and common securities of such Capital Trust, for so long as such series of junior subordinated debt securities remain outstanding, we will also covenant:

(1) to maintain directly or indirectly 100% ownership of the common securities of such Capital Trust; provided, however, that any permitted successor of ours under the applicable junior subordinated indenture may succeed to our ownership of such common securities;

(2) not to voluntarily dissolve, wind-up or liquidate such trust, except in connection with the distribution of our junior subordinated debt securities to the holders of preferred securities and common securities in liquidation of such Capital Trust, the redemption of all of the preferred securities and common securities of such Capital Trust, or certain mergers, consolidations or amalgamations, each as permitted by the restated trust agreement of such Capital Trust; and

(3) to use our reasonable efforts, consistent with the terms of the related trust agreement, to cause such Capital Trust to remain classified as a grantor trust for United States federal income tax purposes. (Section 4.13 of the junior subordinated indenture)

Events of Default

If an Event of Default with respect to a series of junior subordinated debt securities issued to a Capital Trust has occurred and is continuing and such event is attributable to a default in the payment of interest or principal on the related junior subordinated debt securities on the date such interest or principal is otherwise payable, a holder of preferred securities of such Capital Trust may institute a legal proceeding directly against us, which we refer to in this prospectus as a “Direct Action,” for enforcement of payment to such holder of the principal of or interest on such related junior subordinated debt securities having a principal amount equal to the aggregate liquidation amount of the related preferred securities of such holder. We may not amend the applicable junior subordinated indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the preferred securities of such trust. If the right to bring a Direct Action is removed, each Capital Trust may become subject to the reporting obligations under the Exchange Act. We will have the right under the applicable junior subordinated indenture to set-off any payment made to such holder of preferred securities by us, in connection with a Direct Action. (Section 3.14 of the junior subordinated indenture) The holders of preferred securities will not be able to exercise directly any other remedy available to the holders of the related junior subordinated debt securities unless there shall have been an event of default under the applicable restated trust agreement. See “Description of the Trust Preferred Securities — Events of Default; Notice.” (Section 6.7 of the junior subordinated indenture).

DESCRIPTION OF THE WARRANTS TO PURCHASE

COMMON SHARES OR PREFERENCE SHARES

The following statements with respect to the common share warrants and preference share warrants are summaries of, and subject to, the detailed provisions of a share warrant agreement to be entered into by us and a share warrant agent to be selected at the time of issue. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The share warrants, evidenced by share warrant certificates, may be issued under the share warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If share warrants are offered, the related prospectus supplement will describe the designation and terms of the share warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of warrants;

•	the designation and terms of the common shares or preference shares purchasable upon exercise of the share warrants;

•	if applicable, the date on and after which the share warrants and the related offered securities will be separately transferable;

•	the number of common shares or preference shares purchasable upon exercise of one share warrant and the initial price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise the share warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	the call provisions, if any;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the share warrants; and

•	any other terms of the share warrants.

The common shares or preference shares issuable upon exercise of the share warrants will, when issued in accordance with the share warrant agreement, be fully paid and nonassessable.

Exercise of Stock Warrants

Share warrants may be exercised by surrendering to the share warrant agent the share warrant certificate with the form of election to purchase on the reverse thereof duly completed and signed by the warrantholder, or its duly authorized agent (such signature to be guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), indicating the warrantholder’s election to exercise all or a portion of the share warrants evidenced by the certificate. Surrendered share warrant certificates will be accompanied by payment of the aggregate exercise price of the share warrants to be exercised, as set forth in the related prospectus supplement, in lawful money of the United States, unless otherwise provided in the related prospectus supplement. Upon receipt thereof by the share warrant agent, the share warrant agent will requisition from the transfer agent for the common shares or the preference shares, as the case may be, for issuance and delivery to or upon the written order of the exercising warrantholder, a certificate representing the number of common shares or preference shares purchased. If less than all of the share warrants evidenced by any share warrant certificate are exercised, the share warrant agent will deliver to the exercising warrantholder a new share warrant certificate representing the unexercised share warrants.

Antidilution and Other Provisions

The exercise price payable and the number of common shares or preference shares purchasable upon the exercise of each share warrant and the number of share warrants outstanding will be subject to adjustment in certain events which will be described in a prospectus supplement. These may include the issuance of a stock dividend to holders of common shares or preference shares, respectively, or a combination, subdivision or reclassification of common shares or preference shares, respectively. In lieu of adjusting the number of common shares or preference shares purchasable upon exercise of each share warrant, we may elect to adjust the number of share warrants. No adjustment in the number of shares purchasable upon exercise of the share warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. We may, at our option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of share warrants, but we will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of our consolidation, merger, or sale or conveyance of our property as an entirety or substantially as an entirety, the holder of each outstanding share warrant shall have the right to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of common shares or preference shares into which such share warrants were exercisable immediately prior thereto.

No Rights as Shareholders

Holders of share warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders.

DESCRIPTION OF THE WARRANTS TO PURCHASE DEBT SECURITIES

The following statements with respect to the debt warrants are summaries of, and subject to, the detailed provisions of a debt warrant agreement to be entered into by us and a debt warrant agent to be selected at the time of issue. The debt warrant agreement may include or incorporate by reference standard warrant provisions substantially in the form of the Standard Debt Warrant Provisions filed as an exhibit to the registration statement of which this prospectus forms a part. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions described below may apply to the offered securities, will be described in the prospectus supplement.

General

The debt warrants, evidenced by debt warrant certificates, may be issued under the debt warrant agreement independently or together with any other securities offered by any prospectus supplement and may be attached to or separate from such other offered securities. If debt warrants are offered, the related prospectus supplement will describe the designation and terms of the debt warrants, including without limitation the following:

•	the offering price, if any;

•	the aggregate number of debt warrants;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

•	if applicable, the date on and after which the debt warrants and the related offered securities will be separately transferable;

•	the principal amount of debt securities purchasable upon exercise of one debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants shall commence and the date on which such right shall expire;

•	a discussion of certain U.S. federal income tax considerations;

•	whether the warrants represented by the debt warrant certificates will be issued in registered or bearer form;

•	the currency, currencies or currency units in which the offering price, if any, and exercise price are payable;

•	the antidilution provisions of the debt warrants; and

•	any other terms of the debt warrants.

Warrantholders will not have any of the rights of holders of debt securities, including the right to receive the payment of principal of, any premium or interest on, or any additional amounts with respect to, the debt securities or to enforce any of the covenants of the debt securities or the applicable indenture except as otherwise provided in the applicable indenture.

Exercise of Debt Warrants

Debt warrants may be exercised by surrendering the debt warrant certificate at the office of the debt warrant agent, with the form of election to purchase on the reverse side of the debt warrant certificate properly completed and executed (with signature(s) guaranteed by a bank or trust company, by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. or by a member of a national securities exchange), and by payment in full of the exercise price, as set forth in the related prospectus supplement. Upon the exercise of debt warrants, we will issue the debt securities in authorized denominations in accordance with the instructions of the exercising warrantholder. If less than all of the debt warrants evidenced by the debt warrant certificate are exercised, a new debt warrant certificate will be issued for the remaining number of debt warrants.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

Each Capital Trust will be governed by the terms of the applicable restated trust agreement. Under each such trust agreement, a Capital Trust may issue, from time to time, only one series of preferred securities. The preferred securities will have the terms set forth in the applicable restated trust agreement or made a part of such restated trust agreement by the Trust Indenture Act, and described in the related prospectus supplement. These terms will effectively mirror the terms of the junior subordinated debt securities purchased by such Capital Trust using the proceeds from the sale of its preferred securities and its common securities. The junior subordinated debt securities issued to each Capital Trust will be guaranteed by us on a subordinated basis and are referred to as the “corresponding junior subordinated debt securities” relating to such Capital Trust. See “Use of Proceeds.”

The following summary sets forth the general terms and provisions of the restated trust agreement and the preferred securities to which any prospectus supplement relates. We will file a prospectus supplement that may contain additional terms when a Capital Trust issues securities. The terms presented here, together with the terms in a related prospectus supplement, will be a description of the material terms of the trust preferred securities to be sold. Because this summary is not complete, you should refer to the forms of restated trust agreement and to the Trust Indenture Act for complete information regarding the terms and provisions of the restated trust agreements and of the preferred securities, including the definitions of some of the terms used below. The forms of restated trust agreement filed as an exhibit to the registration statement of which this prospectus forms a part are incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a restated trust agreement, such sections or defined terms are incorporated herein by reference.

Issuance, Status and Guarantee of Preferred Securities

Under the terms of the restated trust agreement for each Capital Trust, the Administrative Trustees will issue the preferred securities on behalf of such Capital Trust. The preferred securities will represent preferred undivided beneficial interests in the Capital Trust and the holders of the preferred securities will be entitled to a preference in certain circumstances as regards distributions and amounts payable on redemption or liquidation over the common securities of such Capital Trust, as well as other benefits under the corresponding restated trust agreement. The preferred securities of a Capital Trust will rank equally, and payments will be made on the preferred securities pro rata, with the common securities of such Capital Trust except as described under “— Subordination of Common Securities.” The Property Trustee will hold legal title to the corresponding junior subordinated debt securities in trust for the benefit of the holders of the related preferred securities and common securities. The common securities and the preferred securities of each Capital Trust are collectively referred to as the “trust securities” of such Capital Trust.

We will issue a guarantee agreement for the benefit of the holders of each Capital Trust’s preferred securities (the “preferred securities guarantee” for those preferred securities). Under each preferred securities guarantee, we will guarantee on a subordinated basis payment of distributions on the related preferred securities and amounts payable on redemption or liquidation of such preferred securities, but only to the extent that the related Capital Trust has funds on hand to make such payments. See “Description of the Trust Preferred Securities Guarantee.”

Distributions

Except as set forth in a prospectus supplement, distributions on the preferred securities will be cumulative, will accumulate from the original issue date and will be payable on the dates as specified in the related prospectus supplement. In the event that any date on which distributions are payable on the preferred securities is not a Business Day, payment of the distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any additional distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable (each date on which distributions are payable in accordance with the foregoing, a “distribution date”). (Section 4.1) A “Business Day” is any day other than a Saturday or a Sunday, or a day on which banking institutions in The City of New York or Bermuda are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the trustee for the corresponding junior subordinated debt securities is closed for business. (Section 1.1)

Distributions on each preferred security will be payable at a rate specified in the related prospectus supplement. Except as set forth in a prospectus supplement, the amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months unless otherwise specified in the related prospectus supplement. Distributions to which holders of preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the related prospectus supplement. (Section 4.1) References to “distributions” include any such additional distributions unless otherwise stated.

If provided in the applicable prospectus supplement, we have the right under the subordinated indenture to defer the payment of interest at any time or from time to time on any series of corresponding junior subordinated debt securities for an Extension Period which will be specified in the related prospectus supplement. No Extension Period may extend beyond the stated maturity of the corresponding junior subordinated debt securities. See “Description of the Debt Securities — Option to Extend Interest Payment Date.” As a consequence of any such extension, distributions on the corresponding preferred securities would be deferred (but would continue to accumulate additional distributions at the rate per annum set forth in the prospectus supplement for such preferred securities) by the Capital Trust which issued such preferred securities during any such Extension Period. (Section 4.1)

The funds of each Capital Trust available for distribution to holders of its preferred securities will be limited to payments under the corresponding junior subordinated debt securities in which the Capital Trust will invest the proceeds from the issuance and sale of its trust securities. If we do not make interest payments on those corresponding junior subordinated debt securities, the Property Trustee will not have funds available to pay distributions on the related preferred securities. The payment of distributions (if and to the extent the applicable Capital Trust has funds legally available for the payment of such distributions and cash sufficient to make such payments) is guaranteed by us on a limited basis as set forth herein under “Description of the Trust Preferred Securities Guarantee.”

Distributions on the preferred securities will be payable to the holders thereof as they appear on the register of such Capital Trust on the relevant record dates. As long as the preferred securities remain in book-entry form, the record dates will be fifteen (15) Business Days prior to the relevant distribution dates. Subject to any applicable laws and regulations and the provisions of the applicable restated trust agreement, each distribution payment will be made as described under “Global Preferred Securities.” In the event any preferred securities are not in book-entry form, the relevant record date for such preferred securities will be the date at least 15 days prior to the relevant distribution date, as specified in the related prospectus supplement. (Section 4.1)

Redemption or Exchange

Mandatory Redemption. Unless otherwise specified in the applicable prospectus supplement, upon any repayment or redemption, in whole or in part, of any corresponding junior subordinated debt securities held by a Capital Trust, whether at stated maturity, upon earlier redemption or otherwise, the proceeds from such repayment or redemption shall simultaneously be applied by the Property Trustee, upon not less than 30 nor more than 60 days notice to holders of trust securities, to redeem, on a pro rata basis, preferred securities and common securities having an aggregate stated liquidation amount equal to the aggregate principal amount of the corresponding junior subordinated debt securities so repaid or redeemed. The redemption price per trust security will be equal to the stated liquidation amount thereof plus accumulated and unpaid distributions thereon to the date of redemption, plus the related amount of premium, if any, and any additional amounts paid by us upon the concurrent repayment or redemption of the corresponding junior subordinated debt securities (the “redemption price”). (Section 4.2) If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a redemption date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the related preferred securities and the common securities. (Section 4.2)

We will have the right to redeem any series of corresponding junior subordinated debt securities (1) at any time, in whole but not in part, upon the occurrence of a Special Event and subject to the further conditions described under “Description of the Debt Securities — Redemption,” or (2) as may be otherwise specified in the applicable prospectus supplement.

Special Event Redemption or Distribution of Corresponding Junior Subordinated Debt Securities. Unless otherwise specified in the applicable prospectus supplement, if a Special Event relating to the preferred securities and common securities of a Capital Trust shall occur and be continuing, we have the right to redeem the corresponding junior subordinated debt securities, in whole but not in part, and thereby cause a mandatory redemption of such preferred securities and common securities, in whole but not in part, at the redemption price within 90 days following the occurrence of the Special Event. At any time, we have the right to dissolve such Capital Trust and after satisfaction of the liabilities of creditors of such Capital Trust as provided by applicable law, cause such corresponding junior subordinated debt securities to be distributed to the holders of such preferred securities and common securities in liquidation of the Capital Trust. If we do not elect to redeem the corresponding junior subordinated debt securities upon the occurrence of a Special Event, the applicable preferred securities will remain outstanding, and in the event a Tax Event has occurred and is continuing, Additional Sums may be payable on the corresponding junior subordinated debt securities. “Additional Sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a Capital Trust on the outstanding preferred securities and common securities of the Capital Trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which such Capital Trust has become subject as a result of a Tax Event. (Section 1.1)

Except with respect to certain other circumstances, on and after the date on which junior subordinated debentures are distributed to holders of Trust Preferred Securities in connection with the dissolution and liquidation of a Capital Trust as a result of an early termination event:

(1) the trust securities will no longer be deemed to be outstanding;

(2) certificates representing a like amount of junior subordinated debt securities will be issued to the holders of trust securities certificates, upon surrender of such certificates to the administrative trustees or their agent for exchange;

(3) we will use our reasonable efforts to have the junior subordinated debt securities listed or traded on such stock exchange, interdealer quotation system and/or other self-regulatory organization as the trust preferred securities are then listed or traded;

(4) any trust securities certificates not so surrendered for exchange will be deemed to represent a like amount of junior subordinated debt securities, accruing interest at the rate provided for in the junior subordinated debt securities from the last distribution date on which a distribution was made on such trust securities certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments of interest or principal will be made to holders of trust securities certificates with respect to such junior subordinated debt securities); and

(5) all rights of security holders holding trust securities will cease, except the right of such securityholders to receive junior subordinated debt securities upon surrender of trust securities certificates. (Section 9.4(d))

An early termination event, within the meaning of this section, means (1) the occurrence of our dissolution or bankruptcy event, (2) the direction to the property trustee from us to dissolve a Capital Trust and exchange its trust securities for junior subordinated debt securities, (3) the redemption of the trust securities in connection with the redemption of all junior subordinated debt securities or (4) a court order to dissolve a Capital Trust.

There can be no assurance as to the market prices for the preferred securities or the corresponding junior subordinated debt securities that may be distributed in exchange for preferred securities if a dissolution and liquidation of a Capital Trust were to occur. Accordingly, the preferred securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a Capital Trust, may trade at a discount to the price that you paid to purchase the preferred securities.

Redemption Procedures

Preferred securities redeemed on each redemption date shall be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities. Redemptions of the preferred securities shall be made and the redemption price shall be payable on each redemption date only to the extent that the relevant Capital Trust has funds on hand available for the payment of such redemption price. See also “— Subordination of Common Securities.”

If the applicable Capital Trust gives a notice of redemption (which notice will be irrevocable) in respect of its preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depositary for the preferred securities funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of such preferred securities. If such preferred securities are no longer in book-entry form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such preferred securities funds sufficient to pay the applicable redemption price and will give such paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing such preferred securities. Notwithstanding the foregoing, distributions payable on or prior to the redemption date for any preferred securities called for redemption shall be payable to the holders of such preferred securities on the relevant record dates for the related distribution dates. If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, all rights of the holders of such preferred securities so called for redemption will cease, except the right of the holders of such preferred securities to receive the redemption price, but without interest, and such preferred securities will cease to be outstanding. In the event that any date on which any redemption price is payable is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. In the event that payment of the redemption price in respect of preferred securities called for redemption is improperly withheld or refused and not paid either by a Capital Trust or by us pursuant to the preferred securities guarantee as described under “Description of the Trust Preferred Securities Guarantee,” distributions on such preferred securities will continue to accumulate at the then applicable rate, from the redemption date originally established by such Capital Trust for such preferred securities to the date such redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, U.S. federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the preferred securities shall be made to the applicable recordholders as they appear on the register for such preferred securities on the relevant record date, which shall be fifteen (15) Business Days prior to the relevant redemption date; provided, however, that in the event that any preferred securities are not in book-entry form, the relevant record date for such preferred securities shall be a date at least 15 days prior to the redemption date, as specified in the applicable prospectus supplement.

If less than all of the preferred securities and common securities issued by a Capital Trust are to be redeemed on a redemption date, then the aggregate liquidation amount of such preferred securities and common securities to be redeemed shall be allocated pro rata to the preferred securities and the common securities based upon the relative liquidation amounts of such classes. The particular preferred securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the redemption date by the Property Trustee from the outstanding preferred securities not previously called for redemption, or by such other method as the Property Trustee shall deem fair and appropriate. The Property Trustee shall promptly notify the trust registrar in writing of the preferred securities selected for redemption and, in the case of any preferred securities selected for partial redemption, the liquidation amount thereof to be redeemed. For all purposes of each restated trust agreement, unless the context otherwise requires, all provisions relating to the redemption of preferred securities shall relate, in the case of any preferred securities redeemed or to be redeemed only in part, to the portion of the liquidation amount of preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of trust securities to be redeemed at its registered address. Unless each we default in payment of the redemption price on the corresponding junior subordinated debt securities, on and after the redemption date interest will cease to accrue on such subordinated debt securities or portions thereof (and distributions will cease to accrue on the related preferred securities or portions thereof) called for redemption. (Section 4.2)

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each Capital Trust’s trust securities shall be made pro rata based on the liquidation amount of such trust securities; provided, however, that if on any distribution date or redemption date an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, no payment of any distribution on, or redemption price of, any of such Capital Trust’s common securities, and no other payment on account of the redemption, liquidation or other acquisition of such common securities, shall be made unless payment in full in cash of all accumulated and unpaid distributions on all of such Capital Trust’s outstanding preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of such redemption price on all of such Capital Trust’s outstanding preferred securities then called for redemption, shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, such Capital Trust’s preferred securities then due and payable.

In the case of any Event of Default under a restated trust agreement resulting from an event of default under the corresponding junior subordinated debt securities, the holder of the applicable Capital Trust’s common securities will be deemed to have waived any right to act with respect to any such Event of Default under the applicable restated trust agreement until the effect of all such Events of Default with respect to such preferred securities have been cured, waived or otherwise eliminated. Until any such Events of Default under the applicable restated trust agreement with respect to the preferred securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such preferred securities and not on behalf of the holder of such Capital Trust’s common securities, and only the holders of such preferred securities will have the right to direct the Property Trustee to act on their behalf. (Section 4.3)

Liquidation Distribution Upon Dissolution of a Capital Trust

Unless otherwise specified in the applicable prospectus supplement, pursuant to each restated trust agreement, each Capital Trust shall automatically dissolve upon expiration of its term and shall dissolve on the first to occur of:

(1) certain events of our bankruptcy, dissolution or liquidation;

(2) the distribution to the holders of its trust securities of corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities, if we, as Depositor, have given written direction to the Property Trustee to dissolve such Capital Trust (which direction is optional and wholly within our discretion, as Depositor);

(3) the redemption of all of such Capital Trust’s trust securities in connection with the redemption of all the junior subordinated debt securities; or

(4) the entry of an order for the dissolution of such Capital Trust by a court of competent jurisdiction. (Section 9.2)

If an early dissolution occurs as described in clause (1), (2) or (4) above or upon the date designated for automatic dissolution of a Capital Trust, such Capital Trust shall be liquidated by the Capital Trustees as expeditiously as the Capital Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of such Capital Trust as provided by applicable law, to the holders of such trust securities corresponding junior subordinated debt securities having an aggregate principal amount equal to the aggregate stated liquidation amount of the trust securities. However, if such distribution is determined by the applicable Property Trustee not to be practical, such holders will be entitled to receive out of the assets of the Capital Trust available for distribution to holders, after satisfaction of liabilities to creditors of such Capital Trust as provided by applicable law, an amount equal to, in the case of holders of preferred securities, the aggregate of the liquidation amount plus accumulated and unpaid distributions thereon to the date of payment (such amount being the “Liquidation Distribution”). If such Liquidation Distribution can be paid only in part because such Capital Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by such Capital Trust on its preferred securities shall be paid on a pro rata basis. Holders of such Capital Trust’s common securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its preferred securities, except that if an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a priority over the common securities. (Section 9.4)

Events of Default; Notice

Any one of the following events constitutes an “Event of Default” under each restated trust agreement with respect to the applicable preferred securities (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1) the occurrence of an event of default in respect of the corresponding junior subordinated debt securities (see “Description of the Debt Securities — Events of Default”);

(2) default by the Property Trustee in the payment of any distribution when it becomes due and payable, and continuation of such default for a period of 30 days;

(3) default by the Property Trustee in the payment of any redemption price of any trust security when it becomes due and payable;

(4) default in the performance, or breach, in any material respect, of any covenant or warranty of the Capital Trustees in such restated trust agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (2) or (3) above), and continuation of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting Capital Trustee or Trustees by the holders of at least 25% in aggregate liquidation preference of the outstanding preferred securities of a Capital Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under such restated trust agreement; or

(5) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by the holder of the common securities of a Capital Trust to appoint a successor Property Trustee within 60 days thereof. (Section 1.1)

Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the applicable Capital Trust’s preferred securities, the Administrative Trustees and to us, as Depositor, unless such Event of Default shall have been cured or waived. We, as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under each restated trust agreement. (Sections 8.2, 8.15 and 8.16)

If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the preferred securities shall have a preference over the common securities upon dissolution of such Capital Trust as described above. See “— Liquidation Distribution Upon Dissolution of a Capital Trust.” The existence of an Event of Default under the restated trust agreements does not entitle the holders of preferred securities to accelerate the maturity thereof.

Removal of Capital Trustees

Unless an event of default under the corresponding junior subordinated debt securities shall have occurred and be continuing, any Capital Trustee may be removed at any time by the holder of the common securities. If an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed at such time by the holders of a majority in liquidation amount of the outstanding preferred securities. In no event will the holders of the preferred securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in the holder of the common securities. No resignation or removal of a Capital Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable restated trust agreement. (Section 8.10)

Co-trustees and Separate Property Trustee

Unless an Event of Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the property of either Capital Trust may at the time be located, the holder of the common securities and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of the property of such Capital Trust, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable restated trust agreement. In case an event of default under the corresponding junior subordinated debt securities has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. (Section 8.9)

Merger or Consolidation of Capital Trustees

Any corporation into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Capital Trustee shall be a party shall be the successor of the Capital Trustee under each restated trust agreement, provided such corporation shall be otherwise qualified and eligible. (Section 8.12)

Mergers, Consolidations, Amalgamations or Replacements of the Capital Trusts

A Capital Trust may not merge with or into, convert into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other entity, except as described below or as described in “Liquidation Distribution Upon Dissolution of a Capital Trust.” A Capital Trust may, at our request, with the consent of only the Administrative Trustees and without the consent of the holders of the preferred securities, merge with or into, convert into, consolidate, amalgamate, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to a trust organized as such under the laws of any State, provided, that:

(1) such successor entity either (a) expressly assumes all of the obligations of such Capital Trust with respect to the preferred securities or (b) substitutes for the preferred securities other securities having substantially the same terms as the preferred securities so long as such successor securities rank the same as the preferred securities rank in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

(2) we expressly appoint a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the corresponding junior subordinated debt securities;

(3) the successor securities are listed or traded, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the preferred securities are then listed or traded, if any;

(4) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization;

(5) such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect;

(6) such successor entity has a purpose substantially identical to that of the Capital Trust;

(7) prior to such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the Capital Trust experienced in such matters to the effect that (a) such merger, conversion, consolidation; amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the preferred securities (including any successor securities) in any material respect, and (b) following such merger, conversion, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Capital Trust nor any successor entity will be required to register as an “investment company” under the Investment Company Act; and

(8) we or any permitted successor or assignee own all of the common securities of such successor entity and guarantee the obligations of such successor entity under the successor securities at least to the extent provided by the preferred securities guarantee.

Notwithstanding the foregoing, a Capital Trust shall not, except with the consent of holders of 100% in liquidation amount of the preferred securities, consolidate, amalgamate, merge with or into, convert into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, convert into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause such Capital Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes. (Section 9.5)

Voting and Preemptive Rights

Except as provided below and under “Description of the Trust Preferred Securities Guarantee — Amendments and Assignment” and as otherwise required by law and the applicable restated trust agreement, the holders of the preferred securities will have no voting rights. Holders of the preferred securities have no preemptive or similar rights. (Section 6.1)

Amendment of Restated Trust Agreements

Each restated trust agreement may be amended from time to time by us and the Capital Trustees, without the consent of the holders of the trust securities:

(1) to cure any ambiguity, correct or supplement any provisions in such restated trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under such restated trust agreement, which shall not be inconsistent with the other provisions of such restated trust agreement, or

(2) to modify, eliminate or add to any provisions of such restated trust agreement to such extent as shall be necessary to ensure that the Capital Trust will be classified for U.S. federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the Capital Trust will not be required to register as an “investment company” under the Investment Company Act;

provided, however, that in the case of clause (1), such action shall not adversely affect in any material respect the interests of any holder of trust securities. Any such amendments of a restated trust agreement shall become effective when notice thereof is given to the holders of trust securities of the applicable Capital Trust.

Each restated trust agreement may be amended by us and the Capital Trustees with the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities, and receipt by the Capital Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Capital Trustees in accordance with such amendment will not affect a Capital Trust’s status as a grantor trust for U.S. federal income tax purposes or such Capital Trust’s exemption from status as an “investment company” under the Investment Company Act. However, without the consent of each holder of trust securities, such restated trust agreement may not be amended to:

(1) change the amount or timing of any distribution on the trust securities or otherwise adversely affect the amount of any distribution required to be made in respect of the trust securities as of a specified date; or

(2) restrict the right of a holder of trust securities to institute suit for the enforcement of any such payment on or after such date. (Section 10.2)

So long as any corresponding junior subordinated debt securities are held by the Property Trustee, the Capital Trustees shall not:

(1) direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or executing any trust or power conferred on the Property Trustee with respect to such corresponding junior subordinated debt securities;

(2) waive any past default that is waivable under Section 6.10 of the subordinated indenture (as described in “Description of the Debt Securities — Modification and Waiver”);

(3) exercise any right to rescind or annul a declaration that the principal of all the subordinated debt securities shall be due and payable; or

(4) consent to any amendment, modification or termination of the subordinated indenture or such corresponding junior subordinated debt securities, where such consent shall be required,

without, in each case, obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding preferred securities.

However, where a consent under the subordinated indenture would require the consent of each holder of corresponding junior subordinated debt securities affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the corresponding preferred securities. The Capital Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the preferred securities except by subsequent vote of the holders of the preferred securities. The Property Trustee shall notify each holder of preferred securities of any notice of default with respect to the corresponding junior subordinated debt securities. In addition to obtaining the foregoing approvals of the holders of the preferred securities, prior to taking any of the foregoing actions, the Capital Trustees shall obtain an opinion of counsel experienced in such matters to the effect that the Capital Trust will not be classified as a corporation for United States federal income tax purposes on account of such action. (Section 6.1)

Any required approval or action of holders of preferred securities may be given or taken at a meeting of holders of preferred securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of preferred securities are entitled to vote to be given to each holder of record of preferred securities in the manner set forth in each restated trust agreement. (Sections 6.2, 6.3 and 6.6)

No vote or consent of the holders of preferred securities will be required for a Capital Trust to redeem and cancel its preferred securities in accordance with the applicable restated trust agreement.

Notwithstanding that holders of preferred securities are entitled to vote or consent under any of the circumstances described above, any of the preferred securities that are owned by us, the Capital Trustees or any affiliate of ours or any Capital Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Global Preferred Securities

The preferred securities of a Capital Trust may be issued in whole or in part in the form of one or more global preferred securities that will be deposited with, or on behalf of, the depositary identified in the prospectus supplement.

The specific terms of the depositary arrangement with respect to the preferred securities of a Capital Trust will be described in the related prospectus supplement. We anticipate that the following provisions will generally apply to depositary arrangements.

Upon the issuance of a global preferred security, and the deposit of such global preferred security with or on behalf of the depositary, the depositary for such global preferred security or its nominee will credit, on its book-entry registration and transfer system, the respective aggregate liquidation amounts of the individual preferred securities represented by such global preferred securities to the accounts of participants. Such accounts shall be designated by the underwriters or agents with respect to such preferred securities or by us if such preferred securities are offered and sold directly by us. Ownership of beneficial interests in a global preferred security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such global preferred security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons who hold through participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a global preferred security.

So long as the depositary for a global preferred security, or its nominee, is the registered owner of such global preferred security, such depositary or such nominee, as the case may be, will be considered the sole owner or holder of the preferred securities represented by such global preferred security for all purposes under the applicable restated trust agreement governing such preferred securities. Except as provided below, owners of beneficial interests in a global preferred security will not be entitled to have any of the individual preferred securities represented by such global preferred security registered in their names, will not receive or be entitled to receive physical delivery of any such preferred securities in definitive form and will not be considered the owners or holders thereof under the applicable restated trust agreement.

Payments of any liquidation amount, premium or distributions in respect of individual preferred securities registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global preferred security representing such preferred securities. None of the Company, the Property Trustee, any paying agent, or the securities registrar for such preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global preferred security representing such preferred securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

We expect that the depositary or its nominee, upon receipt of any payment in respect of a global preferred security representing a Capital Trust’s preferred securities, will credit immediately participants’ accounts with payments in amounts proportionate to their respective beneficial interest in the aggregate liquidation amount of such global preferred security for such preferred securities as shown on the records of such depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such global preferred security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” and will be the responsibility of such participants.

Unless otherwise specified in the applicable prospectus supplement, the restated trust agreement of each Capital Trust will provide that (1) if we advise the Capital Trustees in writing that the depositary is no longer willing or able to act as depositary and we fail to appoint a qualified successor within 90 days, (2) we at our option advise the Capital Trustees in writing that we elect to terminate the book-entry system through the depositary or (3) after the occurrence of an event of default under the corresponding junior subordinated debt securities, owners of preferred securities representing at least a majority of liquidation amount of such preferred securities advise the Property Trustee in writing that the continuation of a book-entry system through the depositary is no longer in their best interests, then the global preferred securities will be exchanged for preferred securities in definitive form in accordance with the instructions of the depositary. It is expected that such instructions may be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in global preferred securities. Individual preferred securities so issued will be issued in authorized denominations.

Payment and Paying Agency

Payments in respect of the preferred securities shall be made to the depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any Capital Trust’s preferred securities are not held by the depositary, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the register of such Capital Trust. Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the Property Trustee and any copaying agent chosen by the Property Trustee and acceptable to us and the Administrative Trustees. The paying agent shall be permitted to resign as paying agent upon 30 days’ written notice to us and the Property Trustee. In the event the Property Trustee shall no longer be the paying agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and us) to act as paying agent. (Section 5.9)

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the Property Trustee will act as registrar and transfer agent for the preferred securities.

Registration of transfers of preferred securities will be effected without charge by or on behalf of each Capital Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Capital Trusts will not be required to register or cause to be registered the transfer of their preferred securities after such preferred securities have been called for redemption. (Section 5.4)

Information Concerning the Property Trustee

The Property Trustee undertakes to perform only those duties specifically set forth in each restated trust agreement, provided that it must exercise the same degree of care as a prudent person would exercise in the conduct of his or her own affairs. Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the applicable restated trust agreement at the request of any holder of preferred securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If in performing its duties under the applicable restated trust agreement, the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable restated trust agreement or is unsure of the application of any provision of the applicable restated trust agreement, and the matter is not one on which holders of preferred securities are entitled under such restated trust agreement to vote, then the Property Trustee shall take such action as is directed by us. If it is not so directed, the Property Trustee shall take such action as it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own bad faith, negligence or willful misconduct.

Administrative Trustees

The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the respective Capital Trusts in such a way that such Capital Trust will not be deemed to be an “investment company” required to be registered under the Investment Company Act or classified as anything other than a grantor trust for United States federal income tax purposes and so that the corresponding junior subordinated debt securities will be treated as our indebtedness for United States federal income tax purposes. In this connection, we and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each Capital Trust or each restated trust agreement, that we and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the related preferred securities.

Governing Law

Each restated trust agreement will be governed by, and construed in accordance with, the laws of the State of Delaware.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

Concurrently with any issuance by a Capital Trust of its preferred securities, we will execute and deliver a preferred securities guarantee for the benefit of the holders from time to time of such preferred securities. The Bank of New York will act as indenture trustee (“Guarantee Trustee”) under the preferred securities guarantee for the purposes of compliance with the Trust Indenture Act, and the preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act.

The following summary sets forth the material terms and provisions of the preferred securities guarantee. Because the following summary of certain provisions of the preferred securities guarantees is not complete, you should refer to the form of preferred securities guarantee and the Trust Indenture Act for more complete information regarding the provisions of the preferred securities guarantee, including the definitions of some of the terms used below. The form of the preferred securities guarantee has been filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference in this summary. Whenever we refer to particular sections or defined terms of a preferred securities guarantee, such sections or defined terms are incorporated herein by reference. Reference in this summary to preferred securities means the applicable Capital Trust’s preferred securities to which a preferred securities guarantee relates. The Guarantee Trustee will hold the preferred securities guarantee for the benefit of the holders of the related Capital Trust’s preferred securities.

General

We will irrevocably agree to pay in full on a subordinated basis, to the extent described herein, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by or on behalf of the applicable Capital Trust) to the holders of the preferred securities, as and when due, regardless of any defense, right of setoff or counterclaim that such Capital Trust may have or assert other than the defense of payment. The following payments with respect to the preferred securities, to the extent not paid by or on behalf of the applicable Capital Trust (the “Guarantee Payments”), will be subject to the preferred securities guarantee:

(1) any accrued and unpaid distributions required to be paid on such preferred securities, to the extent that such Capital Trust has funds on hand available for payment at such time;

(2) the redemption price, including all accrued and unpaid distributions to the redemption date, with respect to any preferred securities called for redemption, to the extent that such Capital Trust has funds on hand available for payment at such time; and

(3) upon a voluntary or involuntary dissolution, winding up or liquidation of such Capital Trust (unless the corresponding junior subordinated debt securities are distributed to holders of such preferred securities), the lesser of (a) the Liquidation Distribution, to the extent such Capital Trust has funds available for payment at such time and (b) the amount of assets of such Capital Trust remaining available for distribution to holders of preferred securities.

Our obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by us to the holders of the applicable preferred securities or by causing the related Capital Trust to pay such amounts to such holders. (Section 5.1)

Each preferred securities guarantee will be an irrevocable guarantee on a subordinated basis of the applicable Capital Trust’s payment obligations under its preferred securities, but will apply only to the extent that such Capital Trust has funds sufficient to make such payments. (Section 5.1, 6.2) Each preferred securities guarantee is, to that extent, a guarantee of payment and not a guarantee of collection. (Section 5.5)

If we do not make interest payments on the corresponding junior subordinated debt securities held by a Capital Trust, such Capital Trust will not be able to pay distributions on the preferred securities and will not have funds legally available for payment. Each preferred securities guarantee will rank subordinate and junior in right of payment to all other Indebtedness of ours (including all debt securities), except those ranking equally or subordinate by their terms. See “— Status of the Preferred Securities Guarantees.”

Because we are a holding company, our rights and the rights of our creditors (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) and shareholders, to participate in any distribution of assets of any subsidiary upon such subsidiary’s liquidation or reorganization or otherwise would be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary. The right of creditors of ours (including the holders of preferred securities who are creditors of ours by virtue of the preferred securities guarantee) to participate in the distribution of stock owned by us in certain of our subsidiaries may also be subject to approval by certain insurance regulatory authorities having jurisdiction over such subsidiaries. Except as otherwise provided in the applicable prospectus supplement, the preferred securities guarantees do not limit our ability to incur or issue other secured or unsecured debt, whether under an indenture or otherwise.

Our obligations described herein and in any accompanying prospectus supplement, through the applicable preferred securities guarantee, the applicable restated trust agreement, the subordinated indenture and any supplemental indentures thereto and the expense agreement described below, taken together, constitute a full, irrevocable and unconditional guarantee by us of payments due on the preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the applicable Capital Trust’s obligations under the preferred securities. See “The Capital Trusts,” “Description of the Trust Preferred Securities,” and “Description of the Debt Securities.”

Status of the Preferred Securities Guarantees

Each preferred securities guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all other Indebtedness of ours, except those ranking equally or subordinate by their terms. (Section 6.2)

Each preferred securities guarantee will rank equally with all other similar preferred securities guarantees issued by us on behalf of holders of preferred securities of any trust, partnership or other entity affiliated with us which is a financing vehicle of ours. (Section 6.3) Each preferred securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may institute a legal proceeding directly against us to enforce its rights under the preferred securities guarantee without first instituting a legal proceeding against any other person or entity. (Section 5.4) Each preferred securities guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by the applicable Capital Trust or upon distribution to the holders of the preferred securities of the corresponding junior subordinated debt securities. None of the preferred securities guarantees places a limitation on the amount of additional Indebtedness that may be incurred by us. We expect from time to time to incur additional Indebtedness that will rank senior to the preferred securities guarantees.

Payment of Additional Amounts

We will make all Guarantee Payments pursuant to the preferred securities guarantee without withholding or deduction at source for, or on account of, any present or future taxes, fees, duties, assessments or governmental charges of whatever nature imposed or levied by or on behalf of Bermuda or any other jurisdiction in which we are organized or considered resident under the laws of such jurisdiction (a “taxing jurisdiction”) or any political subdivision or taxing authority thereof or therein, unless such taxes, fees, duties, assessments or governmental charges are required to be withheld or deducted by (x) the laws (or any regulations or rulings promulgated thereunder) of a taxing jurisdiction or any political subdivision or taxing authority thereof or therein or (y) an official position regarding the application, administration, interpretation or enforcement of any such laws, regulations or rulings (including, without limitation, a holding by a court of competent jurisdiction or by a taxing authority in a taxing jurisdiction or any political subdivision thereof). If a withholding or deduction at source is required, we will, subject to certain limitations and exceptions described below, pay to the holders of the related preferred securities such additional amounts as may be necessary so that every Guarantee Payment pursuant to the preferred securities guarantee made to such holder, after such withholding or deduction, will not be less than the amount provided for in such preferred securities guarantee to be then due and payable.

We will not be required to pay any additional amounts for or on account of:

(1) any tax, fee, duty, assessment or governmental charge of whatever nature which would not have been imposed but for the fact that such holder (a) was a resident, domiciliary or national of, or engaged in business or maintained a permanent establishment or was physically present in, the relevant taxing jurisdiction or any political subdivision thereof or otherwise had some connection with the relevant taxing jurisdiction other than by reason of the mere ownership of, or receipt of payment under, such debt security, (b) presented, where presentation is required, such debt security for payment in the relevant taxing jurisdiction or any political subdivision thereof, unless such debt security could not have been presented for payment elsewhere, or (c) presented, where presentation is required, such debt security for payment more than 30 days after the date on which the payment in respect of such debt security became due and payable or provided for, whichever is later, except to the extent that the holder would have been entitled to such additional amounts if it had presented such debt security for payment on any day within that 30-day period;

(2) any estate, inheritance, gift, sale, transfer, personal property or similar tax, assessment or other governmental charge;

(3) any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder of such debt security to comply with any reasonable request by us addressed to the holder within 90 days of such request (a) to provide information concerning the nationality, residence or identity of the holder or (b) to make any declaration or other similar claim or satisfy any information or reporting requirement, which is required or imposed by statute, treaty, regulation or administrative practice of the relevant taxing jurisdiction or any political subdivision thereof as a precondition to exemption from all or part of such tax, assessment or other governmental charge;

(4) any withholding or deduction required to be made pursuant to any EU Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meetings of 26-27 November 2000, 3 June 2003 or any law implementing or complying with, or introduced in order to conform to, such EU Directive; or

(5) any combination of items (1), (2), (3) and (4).

In addition, we will not pay any additional amounts with respect to the preferred securities guarantee to any holder who is a fiduciary or partnership or other than the sole beneficial owner of such preferred security to the extent such payment would be required by the laws of the relevant taxing jurisdiction (or any political subdivision or relevant taxing authority thereof or therein) to be included in the income for tax purposes of a beneficiary or partner or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to such additional amounts had it been the holder of the preferred securities.

Amendments and Assignment

Except with respect to any changes which do not materially adversely affect the rights of holders of the related preferred securities (in which case no vote will be required), no preferred securities guarantee may be amended without the prior approval of the holders of not less than a majority of the aggregate liquidation amount of such outstanding preferred securities. (Section 8.2) All guarantees and agreements contained in each preferred securities guarantee shall bind our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related preferred securities then outstanding. (Section 8.1)

Events of Default

An event of default under the preferred securities guarantee will occur upon the failure of ours to perform any of our payment obligations thereunder. The holders of not less than a majority in aggregate liquidation amount of the related preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such preferred securities guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such preferred securities guarantee. (Section 5.4)

If the Guarantee Trustee fails to enforce a preferred securities guarantee, any holder of the preferred securities may institute a legal proceeding directly against us to enforce its rights under such preferred securities guarantee without first instituting a legal proceeding against the applicable Capital Trust, the Guarantee Trustee or any other person or entity. (Section 5.4)

We, as guarantor, are required to file annually with the Guarantee Trustee a certificate as to whether or not we are in compliance with all the conditions and covenants applicable to us under the preferred securities guarantee. (Section 2.4)

Information Concerning the Guarantee Trustee

The Guarantee Trustee, other than during the occurrence and continuance of a default by us in performance of any preferred securities guarantee, undertakes to perform only such duties as are specifically set forth in each preferred securities guarantee and, after default with respect to any preferred securities guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. (Section 3.1) Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any preferred securities guarantee at the request of any holder of any preferred securities unless it is offered reasonable indemnity against the costs, expenses, and liabilities that might be incurred thereby. (Section 3.2)

Termination of the Preferred Securities Guarantees

Each preferred securities guarantee will terminate and be of no further force and effect upon (1) full payment of the redemption price of the related preferred securities, (2) the distribution of the corresponding junior subordinated debt securities to the holders of the related preferred securities or (3) upon full payment of the amounts payable upon liquidation of the related Capital Trust. Each preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the related preferred securities must restore payment of any sums paid with respect to such preferred securities or such preferred securities guarantee. (Section 7.1)

Governing Law

Each preferred securities guarantee will be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, and performed in that state. (Section 8.5)

The Expense Agreement

Pursuant to the expense agreement entered into by us under the applicable restated trust agreement, we will irrevocably and unconditionally guarantee to each person or entity to whom a Capital Trust becomes indebted or liable, the full payment of any costs, expenses or liabilities of such Capital Trust, other than obligations of such Capital Trust to pay to the holders of the preferred securities or other similar interests in such Capital Trust of the amounts due such holders pursuant to the terms of the preferred securities or such other similar interests, as the case may be.

DESCRIPTION OF THE PURCHASE CONTRACTS

AND THE PURCHASE UNITS

We may issue purchase contracts, obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of our common shares, preference shares, debt securities or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above, as specified in the applicable prospectus supplement, at a future date or dates. The price per security may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts and to be described in the applicable prospectus supplement. The purchase contracts may be issued separately or as a part of purchase units consisting of a purchase contract and, as security for the holder’s obligations to purchase the securities under the purchase contracts, either:

(1) our senior debt securities or our subordinated debt securities;

(2) our preference shares;

(3) debt obligations of third parties, including U.S. Treasury securities; or

(4) preferred securities of a Capital Trust.

The applicable prospectus supplement will specify the securities that will secure the holder’s obligations to purchase securities under the applicable purchase contract. Unless otherwise described in a prospectus supplement, the securities related to the purchase contracts securing the holders’ obligations to purchase securities will be pledged to a collateral agent, for our benefit, under a pledge agreement. The pledged securities will secure the obligations of holders of purchase contracts to purchase securities under the related purchase contracts. The rights of holders of purchase contracts to the related pledged securities will be subject to our security interest in those pledged securities. That security interest will be created by the pledge agreement. No holder of purchase contracts will be permitted to withdraw the pledged securities related to such purchase contracts from the pledge arrangement except upon the termination or early settlement of the related purchase contracts. Subject to that security interest and the terms of the purchase contract agreement and the pledge agreement, each holder of a purchase contract will retain full beneficial ownership of the related pledged securities.

The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original purchase contract.

The applicable prospectus supplement will describe the terms of any purchase contracts or purchase units and, if applicable, prepaid purchase contracts.

Except as described in a prospectus supplement, the collateral agent will, upon receipt of distributions on the pledged securities, distribute those payments to us or a purchase contract agent, as provided in the pledge agreement. The purchase contract agent will in turn distribute payments it receives as provided in the purchase contract.

SELLING SHAREHOLDERS

The following table sets forth information as of January 30, 2004 regarding beneficial ownership of common shares and the applicable voting rights attached to such share ownership in accordance with our bye-laws by each shareholder that may offer common shares pursuant to this registration statement.

	Beneficial Ownership of Selling Shareholders Prior to the Offering (1)		Number of Common Shares Offered	Beneficial Ownership of Selling Shareholders After the Offering(s) (1)
Name and Address of Beneficial Owner	Number	Percentage (2)		Number	Percentage
White Mountains Insurance Group, Ltd. (4) Crawford House 23 Church Street Hamilton HM 11, Bermuda	15,581,571.7	22.3%	(3)	(3)	(3)

Cypress Associates II (Cayman) L.P. (5) 65 East 55th Street, 28th Floor New York, New York 10022	6,808,334	10.7%	(3)	(3)	(3)

DLJMB Overseas Partners III, C.V. and associated funds (6) 11 Madison Avenue, 16th Floor New York, NY 10010	5,760,000	9.1%	(3)	(3)	(3)

Gilbert Global Equity Partners, L.P. 785 Smith Ridge Road New Canaan, CT 06840	1,515,562	2.4%	(3)	(3)	(3)

Gilbert Global Equity Partners (Bermuda), L.P. 9 Church Street P.O. Box HM 951 Hamilton HM DX, Bermuda	276,164	*	(3)	(3)	(3)

GGEP-SK, LLC 590 Madison Avenue 40th Floor New York, NY 10022	23,829	*	(3)	(3)	(3)

Century Capital Partners II, L.P. (7) One Liberty Square Boston, MA 02109	500,000	*	(3)	(3)	(3)

Prospector Partners Fund, LP (8) 370 Church Street Guilford, CT 06437	798,960	1.3%	(3)	(3)	(3)

Prospector Offshore Fund (Bermuda), Ltd. (8) c/o Bisys Hedge Fund Services Ltd. Hemisphere House, 9 Church Street P.O. Box HM 951, Hamilton HM DX Bermuda	268,620	*	(3)	(3)	(3)

Prospector Partners Small Cap Fund, LP (8) 370 Church Street Guilford, CT 06437	72,420	*	(3)	(3)	(3)

Gillespie Family 2000, LLC (8) 370 Church Street Guilford, CT 06437	60,000	*	(3)	(3)	(3)

*	Less than 1%.
(1)	Our bye-laws reduce the total voting power of any shareholder owning more than 9.5% of our common shares to 9.5% of the voting power of our common shares.
(2)	Calculated on the basis of 63,392,597 common shares outstanding.
(3)

Each of the selling shareholders may offer up to the number of common shares listed in the first column of this table. The prospectus supplement issued in connection with any offering by any of the selling shareholders will provide further details with respect to the number of common shares to be offered by each selling shareholder and the number of common shares that would be beneficially owned by each selling shareholder following such an offering. The selling shareholders may elect to sell all or part of their common shares in the event that we commit to an underwritten public offering of our common shares. In addition, the selling shareholders may sell all or part of their common shares in an offering in which we do not participate. With respect to offerings in which we do not participate, each of the selling shareholders has acknowledged to us that (1) such offerings will be limited in frequency to no more than one offering during each quarterly trading window, which will commence three trading days after we announce our earnings for the prior quarter and end seven calendar days after the end of each quarter, (2) such offerings will be limited to offerings of a sufficient aggregate size, and (3) the selling shareholders participating in any such offering will be responsible for certain costs associated with that offering. The decision by any of the selling shareholders to sell any of their respective common shares in an offering will depend upon the market price of our common shares at that time and other factors deemed relevant by such selling shareholder.

(4)	Includes 900,000 common shares held by The Camden Fire Insurance Association, 8,100,000 common shares held by OneBeacon Insurance Company and 1,800,000 common shares held by Pennsylvania General Insurance Company and warrants, which are currently exercisable, to purchase 4,781,571.7 common shares held by Fund American Reinsurance Company, Ltd. The number of common shares offered may include up to 4,781,571 common shares issuable upon the exercise of the currently exercisable warrants, which are being registered hereby. Jack Byrne beneficially owns 1,038,136 common shares of White Mountains, representing 11.5% of White Mountains’ total common shares outstanding at March 21, 2003, and is a director of White Mountains.
(5)	Includes 62,319 common shares held by 55th Street Partners II (Cayman) L.P., 6,457,865 common shares held by Cypress Merchant B Partners II (Cayman) L.P., 274,534 common shares held by Cypress Merchant Banking II-A C.V. and 13,616 common shares held by Cypress Side-By-Side (Cayman) L.P. (the “Cypress Entities”). Cypress Associates II (Cayman) L.P. is the general partner of the Cypress Entities. The general partner of Cypress Associates II (Cayman) L.P. is CMBP II (Cayman) Ltd., whose directors are Jeff Hughes, James Singleton, David Spalding and James Stern.
(6)	Includes 37,138 common shares held by DLJ MB Partners III GmbH & Co. KG, 304,637 common shares held by DLJ Offshore Partners III, C.V., 78,581 common shares held by DLJ Offshore Partners III-1 C.V., 55,978 common shares held by DLJ Offshore Partners III-2, C.V., 922,156 common shares held by MBP III Plan Investors, L.P., 7,373 common shares held by Millennium Partners II, L.P. and 4,354,137 common shares held by DLJMB Overseas Partners III, C.V. Credit Suisse First Boston, a Swiss bank, owns the majority of the voting stock of Credit Suisse First Boston, Inc., which in turn owns all of the voting stock of Credit Suisse First Boston (USA), Inc. (“CSFB-USA”). The DLJ related entities named above (the “DLJ Related Entities”) are merchant banking funds advised by indirect subsidiaries of CSFB-USA.
(7)	Mr. Fulkerson, one of our directors, is a limited partner of Century Capital Partners II, L.P. (“Century”) and is a managing member of the LLC that is the general partner of Century.
(8)	Mr. Gillespie, one of our directors, is the managing member of Prospector Associates, LLC, the general partner of, and Prospector Partners, LLC, the investment manager of, Prospector Partners Fund, L.P., Prospector Offshore Fund (Bermuda), Ltd. and Prospector Small Cap Fund, L.P. (the “Prospector Funds”), as applicable. In addition, Mr. Gillespie’s interest in Gillespie Family 2000, LLC is limited to that as a co-managing member. Mr. Gillespie disclaims beneficial ownership of such common shares owned by the Prospector Funds and Gillespie Family 2000, LLC, except to the extent of his pecuniary interest therein. Mr. Gillespie is also Deputy Chairman of White Mountains Insurance Group, Ltd., another one of our shareholders.

MATERIAL TAX CONSIDERATIONS

The following summary of our taxation, the taxation of Montpelier Re and the taxation of our shareholders and holders of debt securities is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary. Additional information regarding the specific tax effect of each offering of securities will be set forth in the related prospectus supplement.

The following legal discussion (including and subject to the matters and qualifications set forth in such summary) of the material tax considerations (i) under “Taxation of the Company and Montpelier Re — Bermuda” and “Taxation of Shareholders — Bermuda Taxation” and “Taxation of Holders of Debt Securities — Bermuda Taxation” is based upon the advice of Conyers Dill & Pearman, special Bermuda legal counsel, and (ii) under “Taxation of the Company and Montpelier Re — United States” and “Taxation of Shareholders — United States Taxation” is the opinion of Cahill Gordon & Reindel LLP, New York, New York, special tax counsel (the advice of such firms does not include any factual or accounting matters, determinations or conclusions such as RPII (as defined below), amounts and computations and amounts of components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to the business or activities of the Company and Montpelier Re). The opinion of Cahill Gordon & Reindel LLP relies upon and is premised on the accuracy of factual statements and representations made by the Company concerning the business and properties, ownership, organization, source of income and manner of operation of the Company and Montpelier Re. The discussion is based upon current law. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares. The tax treatment of a holder of common shares, or of a person treated as a holder of common shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING COMMON SHARES.

Taxation of the Company and Montpelier Re

Bermuda. Under current Bermuda law, there is no income tax or capital gains tax payable by us or Montpelier Re. The Company and Montpelier Re have each obtained from the Minister of Finance under The Exempted Undertaking Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits, income, any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance, then the imposition of any such tax shall not be applicable to the Company, to Montpelier Re or to any of their operations or their shares, debentures or other obligations, until March 28, 2016. The Company and Montpelier Re could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (the Company and Montpelier Re are not so currently affected) or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to the Company or Montpelier Re. The Company and Montpelier Re each pay annual Bermuda government fees, and Montpelier Re pays annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

United Kingdom. The Company presently intends to operate in such a manner that, for tax purposes, it and Montpelier Re will not be considered to have a taxable presence in the United Kingdom.

The Company has a subsidiary based in the UK to provide business introduction and other support services to Montpelier Re. Appropriate arm’s length fees are charged for such services. These fees do not include an element of profit related commission.

Normal UK tax will be payable on profits made by the UK subsidiary but it not expected that, in the context of the group’s profitability as a whole, any such tax charges will be seen to be significant.

If the nature and/or scope of the services provided from the UK subsidiary to Montpelier Re changed (perhaps in response to growth in business or market necessity) and was held to give rise either to the existence of a taxable presence in the UK or to a requirement to charge higher fees for the services provided, a greater proportion of the income generated by Montpelier Re might become subject (directly or indirectly) to UK tax. This is a question of fact and degree. The amount of income deemed to arise in the UK would depend on exactly what was done there and on the balance between onshore UK and offshore UK activities.

United States. The Company and Montpelier Re currently intend to conduct substantially all of their operations in Bermuda or elsewhere outside the United States and to limit their U.S. contacts so that they will not be engaged in a trade or business in the United States. However, because there is no definitive identification of activities which constitute being engaged in a trade or business in the United States for U.S. federal income tax purposes, there can be no assurance that the IRS will not contend, perhaps successfully, that the Company or Montpelier Re will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below.

Under the income tax treaty between Bermuda and the United States (the “Treaty”), Montpelier Re will not be subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business unless that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. Montpelier Re currently intends not to have a permanent establishment in the United States, although there can be no assurance that it will achieve this result. Under existing law, if Montpelier Re (i) has no permanent establishment in the United States and (ii) is entitled to the benefits of the Treaty, it will not be subject to U.S. federal income tax.

Montpelier Re would not be entitled to the benefits of the Treaty if (i) 50% or less of the Company’s stock were beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents, or (ii) Montpelier Re’s income were used in substantial part to make distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents. There can be no assurance that Montpelier Re will be eligible for Treaty benefits immediately following the offering or in the future because of factual and legal uncertainties regarding the residency and citizenship of the Company’s shareholders.

The Code requires that foreign insurance companies carrying on an insurance business within the United States have a certain minimum amount of effectively connected net investment income, determined in accordance with a formula that depends, in part, on the amount of U.S. risk insured or reinsured by such companies. If Montpelier Re is considered to be engaged in the conduct of an insurance business in the United States and it is not entitled to the benefits of the Treaty in general (because it fails to satisfy one of the limitations on treaty benefits discussed above), the Code could subject a significant portion of Montpelier Re’s investment income to U.S. income tax. In addition, while the Treaty clearly applies to premium income, it is uncertain whether the Treaty applies to other income such as investment income. If Montpelier Re is considered engaged in the conduct of an insurance business in the United States and is entitled to the benefits of the Treaty in general, but the Treaty is interpreted to not apply to investment income, a significant portion of Montpelier Re’s investment income could be subject to U.S. income tax.

Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax imposed by withholding on certain “fixed or determinable annual or periodic gains, profits and income” derived from sources within the United States (such as dividends and certain interest on investments).

The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers or reinsurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to Montpelier Re are 4% for casualty insurance premiums and 1% for reinsurance premiums.

Personal Holding Companies. Based on the representations made by the management of the Company regarding the nature of the ownership of the capital stock of the Company and Montpelier Re (including the representation that, based on the information available to the Company, five or fewer individuals (without regard to their citizenship or residency) do not own and are not deemed to own (after applying the relevant constructive ownership rules) more than 50% of the stock (by value) of the Company or Montpelier Re), Cahill Gordon & Reindel LLP is of the opinion that neither the Company nor any subsidiary is a PHC for U.S. federal income tax purposes. A non-U.S. corporation generally will be classified as a PHC for U.S. federal income tax purposes in a given taxable year if at some time during the last half of such taxable year, five or fewer individuals (without regard to their citizenship or residency) own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of the stock of the corporation by value and at least 60% of the corporation’s gross income, as determined for U.S. federal income tax purposes, for such taxable year consists of “PHC income.” For purposes of the 50% test, all of the common shares owned by an investment partnership will be attributed to each of its partners, if any, who are individuals. Additionally, certain entities (such as tax-exempt organizations and pension funds) will be treated as individuals. The PHC rules contain an exception for non-U.S. corporations that are classified as Foreign Personal Holding Companies (as discussed below).

If the Company or any subsidiary were a PHC in a given taxable year, such corporation would be subject to PHC tax (at the highest marginal rate on ordinary income applicable to individuals) on the “undistributed PHC income” (which, in the case of a non-U.S. corporation, would exclude PHC income that is from non-U.S. sources, except to the extent that such income is effectively connected with a trade or business in the U.S.). Thus, the PHC income of the Company and its non-U.S. subsidiaries (including Montpelier Re) would not include underwriting income or investment income derived from non-U.S. sources and should not include dividends received by the Company from its non-U.S. subsidiaries (as long as such non-U.S. subsidiaries are not engaged in a trade or business in the U.S.).

There can be no assurance that the Company and its subsidiaries will not become PHCs immediately following the offering or in the future because of factors including legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of the Company’s shareholder base and other circumstances that could change the application of the PHC rules to the Company and its subsidiaries. In addition, if the Company or any of its subsidiaries were to become PHCs there can be no assurance that the amount of PHC income will be immaterial.

Taxation of Shareholders

Bermuda Taxation

Currently, there is no Bermuda withholding tax on dividends paid by the Company.

United States Taxation

The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of common shares. Unless otherwise stated, this summary deals only with shareholders that are United States Persons (as defined below) who purchase their common shares for cash at the stated offering price and who hold their common shares as capital assets. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to special classes of shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, personal holding companies, dealers in securities or in foreign currencies or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, persons who are considered with respect to us or Montpelier Re “United States shareholders” for purposes of the controlled foreign corporation (“CFC”) rules of the Code (generally, a United States Person, as defined below, who owns or is deemed to own 10% or more of the total combined voting power of all classes of our stock or the stock of Montpelier Re entitled to vote), or persons who hold the common shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the common shares or the shareholders. Persons considering making an investment in the common shares should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

If a partnership holds the common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding common shares, you should consult your tax advisor.

For purposes of this discussion, the term “United States Person” means a person that is, for U.S. federal income tax purposes:

(i) a citizen or resident of the United States,

(ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof,

(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

(iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes or any other person or entity that is trusted for U.S. federal income tax purposes as if it were one of the foregoing.

Taxation of Dividends. Subject to the discussions below relating to the potential application of the RPII and PFIC rules, cash distributions, if any, made with respect to the common shares will constitute dividends for U.S. federal income tax purposes to the extent paid out of current or accumulated earnings and profits of the Company (as computed using U.S. tax principles). Under recently enacted legislation, dividends received by noncorporate United States Persons on shares may be subject to U.S. federal income tax at lower rates than other types of ordinary income if certain conditions are met. Each U.S. holder should consult their own tax advisors regarding the implications of this new legislation in their particular circumstances. The amount of the dividend will not be eligible for the dividends received deduction generally allowed to U.S. corporations under the Code. To the extent the distributions exceed the Company’s earnings and profits, they will be treated first as a return of the shareholder’s basis in the common shares to the extent thereof, and then as gain from the sale of a capital asset.

Sale, Exchange or Other Disposition. Subject to the discussions below relating to the potential application of the RPII, PFIC and FPHC rules, holders of common shares generally will recognize U.S. source capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other disposition of common shares in the same manner as on the sale, exchange or other disposition of any other shares held as capital assets.

The RPII Provisions. The following discussion generally is applicable only if RPII of Montpelier Re, determined on a gross basis, is 20% or more of Montpelier Re’s gross insurance income for the taxable year. The following discussion generally would not apply for any fiscal year in which Montpelier Re’s RPII falls below the 20% threshold. While there can be no assurance, the Company believes that Montpelier Re’s gross RPII as a percentage of gross insurance income will be below the 20% threshold for the foreseeable future.

RPII Companies. RPII is any “insurance income” (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a “United States shareholder” or a “related person” to such a shareholder. Generally, the term “related person” for this purpose means someone who controls or is controlled by the United States shareholder or someone who is controlled by the same person or persons which control the U.S. shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying certain constructive ownership principles. A corporation’s pension plan is ordinarily not a “related person” with respect to the corporation unless the pension plan owns, directly or indirectly through the application of certain constructive ownership rules, more than 50% measured by vote or value, of the stock of the corporation. For purposes of inclusion of Montpelier Re’s RPII in the income of United States shareholders, unless an exception applies, the term “United States shareholder” includes any United States Persons who beneficially own any amount (rather than stock possessing 10% or more of the total combined voting power) of Montpelier Re’s stock, and Montpelier Re will be treated as a CFC if such persons are treated as owning 25% or more of the stock of Montpelier Re by vote or value.

RPII Exceptions. The special RPII rules do not apply if (A) direct and indirect insureds and persons related to such insureds, whether or not United States Persons, are treated as owning less than 20% of the voting power and less than 20% of the value of the stock of Montpelier Re, (B) RPII, determined on a gross basis, is less than 20% of Montpelier Re’s gross insurance income for the taxable year, (C) Montpelier Re elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a U.S. trade or business, or (D) Montpelier Re elects to be treated as a U.S. corporation. Where none of these exceptions applies, each United States Persons owning or treated as owning any stock in the Company (and therefore, indirectly, in Montpelier Re) on the last day of the Company’s fiscal year will be required to include in its gross income for U.S. federal income tax purposes its share of the RPII for the portion of the taxable year during which Montpelier Re was a CFC under the RPII provisions, determined as if all such RPII were distributed proportionately only to such United States Persons at that date, but limited by each such United States Person’s share of Montpelier Re’s current-year earnings and profits as reduced by the United States Person’s share, if any, of certain prior-year deficits in earnings and profits.

Computation of RPII. In order to determine how much RPII the Company has earned in each fiscal year, the Company may obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of the Company and are U.S. Persons. For any year in which Montpelier Re’s gross RPII is 20% or more of Montpelier Re’s gross insurance income for the year, the Company may also seek information from its shareholders as to whether beneficial owners of common shares at the end of the year are United States Persons so that the RPII may be determined and apportioned among such persons; to the extent the Company is unable to determine whether a beneficial owner of shares is a United States Person, the Company may assume that such owner is not a United States Person, thereby increasing the per share RPII amount for all known United States shareholders.

If, as believed, RPII is less than 20% of gross insurance income, United States shareholders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a United States shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

Apportionment of RPII to U.S. Shareholders. Every United States Person who owns common shares on the last day of any fiscal year of the Company in which Montpelier Re’s gross insurance income constituting RPII for that year equals or exceeds 20% of Montpelier Re’s gross insurance income should expect that for such year it will be required to include in gross income its share of Montpelier Re’s RPII for the portion of the taxable year during which Montpelier Re was a CFC under the RPII provisions, whether or not distributed, even though it may not have owned the shares throughout such period. A United States Person who owns common shares during such fiscal year but not on the last day of the fiscal year is not required to include in gross income any part of Montpelier Re’s RPII.

Basis Adjustments. A United States shareholder’s tax basis in its common shares will be increased by the amount of any RPII that the shareholder includes in income. The shareholder may exclude from income the amount of any distributions by the Company to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The United States shareholder’s tax basis in its common shares will be reduced by the amount of such distributions that are excluded from income.

Dispositions of Common Shares. The Code provides that any gain from the sale or exchange of shares of a foreign corporation that earns any RPII and that would be treated as an insurance company if it were a U.S. corporation may be treated as ordinary income to the extent of a United States shareholder’s share of the corporation’s earnings and profits during the period that the shareholder held the shares (with certain adjustments) and while such entity was a CFC. A United States shareholder may in certain circumstances be required to report a disposition of shares of such a CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs. Existing Treasury Department regulations do not address whether these rules would apply when the foreign corporation (such as the Company) is not a CFC but the foreign corporation has a subsidiary (such as Montpelier Re) that is a CFC or that would be taxed as an insurance company if it were a domestic corporation.

The Company believes that these rules will not apply to dispositions of common shares because the Company will not have any 10% voting shareholders as a result of the offering of common shares and the Company will not be directly engaged in the insurance business, and that the proposed regulations issued by the U.S. Treasury Department should be interpreted in this manner. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend the proposed regulations to provide that these rules will apply to dispositions of common shares.

The Company will notify shareholders if the IRS or Treasury Department take such action. Thereafter, the Company will send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that these rules will apply to dispositions of common shares. The Company will attach to this notice a copy of Form 5471 completed with all Company information and instructions for completing the shareholder information.

Uncertainty as to Application of RPII. The RPII provisions of the Code have never been interpreted by the courts or the U.S. Treasury Department. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to the Company and Montpelier Re is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe “such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise.” In addition, there can be no assurance that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each United States Person who is considering an investment in common shares should consult his tax advisor as to the effects of these uncertainties.

Passive Foreign Investment Companies. Based on representations made by the management of the Company regarding the nature and composition of the income, assets and business of the Company and Montpelier Re, Cahill Gordon & Reindel LLP is of the opinion that the Company is not a “passive foreign investment company” or, PFIC, for U.S. federal income tax purposes. The PFIC statutory provisions contain special rules for corporations engaged in the “active conduct of an insurance business”; however, there are no regulations interpreting the application of the PFIC rules to an insurance company and there is no explicit guidance on the application of these provisions to the Company’s situation. Regulations interpreting these rules may be forthcoming and could have a negative impact on a United States Person who holds common shares. Because of the uncertainty in the proper application of these rules and because PFIC status depends upon the composition of a company’s income and assets and the market value of its assets (including, among others, less than 25 percent owned equity investments) from time to time, there can be no assurance that the Company will not be considered a PFIC for any taxable year. If the Company were treated as a PFIC for any taxable year during which a United States Person held common shares, certain adverse consequences could apply, including a material increase in the amount of tax that the United States Person would owe, an imposition of tax earlier than it would otherwise be imposed and additional tax form filing requirements. Each United States Person who is considering an investment in common shares should consult his tax advisor as to the effects of these rules.

Foreign Personal Holding Companies. Based on the representations made by the management of the Company regarding the nature of the ownership of the stock of the Company and Montpelier Re (including the representation that, based on the information available to the Company, five or fewer individuals who are U.S. citizens or residents do not own and are not deemed to own (after applying the relevant constructive ownership rules) more than 50% of all classes of stock (by voting power or value) of the Company or Montpelier Re), Cahill Gordon & Reindel LLP is of the opinion that neither the Company nor any of its subsidiaries is a FPHC. A non-U.S. corporation will not be classified as a FPHC for U.S. federal income tax purposes unless, at some time during the taxable year at issue, five or fewer individuals who are U.S. citizens or residents own or are deemed to own (pursuant to certain constructive ownership rules) more than 50% of all classes of the corporation’s stock measured by voting power or value. For purposes of this test, all of the capital stock owned by an investment partnership will be attributed to each of its partners, if any, who are individuals. Depending on the Company’s shareholder base, the Company and its subsidiaries could satisfy the FPHC ownership test immediately following the offering or in the future. If the Company or any of its subsidiaries were to become FPHCs, a portion of the “undistributed foreign personal holding company income” (as defined for U.S. federal income tax purposes) of each such FPHC would be imputed to all of the Company’s shareholders who are United States Persons. Such income would be taxable as a dividend, even if no cash dividend were actually paid. In such event, subsequent cash distributions will first be treated as a tax-free return of any previously taxed and undistributed amounts. In addition, in such case, upon the death of any U.S. individual owning common shares, such individual’s heirs or estate would not be entitled to a “step-up” in the basis of the common shares which might otherwise be available under U.S. federal income tax laws. There can be no assurance that the Company and each of its subsidiaries will not become FPHCs because of factors including legal and factual uncertainties regarding the application of the constructive ownership rules, the makeup of the Company’s shareholder base and other circumstances that could change the application of the FPHC rules to the Company and its subsidiaries.

Foreign Tax Credit. In the event, as expected, that United States Persons own at least 50% of our shares, only a portion of the dividends paid by us will be treated as foreign source income for purposes of computing a shareholder’s U.S. foreign tax credit limitation. It is likely that substantially all of any RPII and dividends that are foreign source income will constitute either “passive” or “financial services” income for foreign tax credit limitation purposes. Thus, it may not be possible for most holders who are United States Persons to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with distributions on the common shares and the proceeds from a sale or other disposition of the common shares unless the holder of the common shares establishes an exemption from the information reporting rules. A holder of common shares that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a United States Person will be allowed as a credit against the United States Person’s U.S. federal income tax liability and may entitle the United States Person to a refund, provided that the required information is furnished to the IRS.

Other Tax Laws

Shareholders should consult their own tax advisors with respect to the applicability to them of the tax laws of other jurisdictions.

Taxation of Holders of Debt Securities

Bermuda Taxation

Currently, there is no Bermuda withholding tax on interest paid by the Company.

United States Taxation

The following summary sets forth the material United States federal income tax considerations related to the purchase, ownership and disposition of the debt securities. Unless otherwise stated, this summary deals only with holders of debt securities that are U.S. holders (as defined below) who purchase their debt securities in this offering and who hold their debt securities as capital assets. The following discussion is only a discussion of the material United States federal income tax matters as described herein and does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular holder of debt securities in light of such holder’s specific circumstances. In addition, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of debt securities, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations, expatriates, or persons who hold the debt securities as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the debt securities or the holders of debt securities. Persons considering making an investment in the debt securities should consult their own tax advisors concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

If a partnership holds the debt securities, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the debt securities, you should consult your tax advisor.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of the debt securities that is, for U.S. federal income tax purposes:

(i) a citizen or resident of the United States,

(ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof,

(iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

(iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a United States Person for U.S. federal income tax purposes or any other person or entity that is trusted for U.S. federal income tax purposes as if it were one of the foregoing.

Interest Payments. Unless otherwise specified in the related prospectus supplement, interest paid to a U.S. holder on a debt security will be includible in such holder’s gross income as ordinary interest income in accordance with the holder’s regular method of tax accounting. In addition, interest on the debt securities will be treated as foreign source income for U.S. federal income tax purposes. For foreign tax credit limitation purposes, interest on the debt securities generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

Sale, Exchange, Redemption and Other Disposition of Debt Securities. Upon the sale, exchange, redemption or other disposition of a debt security, a U.S. holder will recognize taxable gain or loss equal to the difference, if any, between the amount realized on the sale, exchange, redemption or other disposition (other than accrued but unpaid interest which will be taxable as interest) and the holder’s adjusted tax basis in such debt security. A U.S. holder’s adjusted tax basis in a debt security, in general, will equal the cost of such debt security and any such gain or loss generally will be capital gain or loss. The deductibility of capital losses is subject to certain limitations. Any gain or loss realized by a U.S. holder on the sale, exchange, redemption or other disposition of a debt security generally will be treated as U.S. source gain or loss, as the case may be.

Information Reporting and Backup Withholding. Information returns may be filed with the IRS in connection with payments of interest on the debt securities and the proceeds from a sale or other disposition of the debt securities unless the holder of the debt securities establishes an exemption from the information reporting rules. A holder of debt securities that does not establish such an exemption may be subject to U.S. backup withholding tax on these payments if the holder fails to provide its taxpayer identification number or otherwise comply with the backup withholding rules. The amount of any backup withholding from a payment to a U.S. holder will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the IRS.

United States Taxation of Non-U.S. Holders of Debt Securities

The following discussion is limited to the United States federal income tax consequences relevant to a beneficial owner of a debt security that is a “non-U.S. holder.” For purposes of this discussion, a “non-U.S. holder” is a holder of the debt securities that is a nonresident alien or a corporation, estate or trust that is not a U.S. holder.

Interest and Disposition. In general (and subject to the discussion below under “Information Reporting and Backup Withholding”), a non-U.S. holder will not be subject to U.S. federal income or withholding tax with respect to payments of interest on, or gain upon the disposition of, debt securities, unless:

•	the interest or gain is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States; or

•	in the case of gain upon the disposition of debt securities, the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year and certain other conditions are met.

Interest or gain that is effectively connected with the conduct by the non-U.S. holder of a trade or business in the United States will generally be subject to regular U.S. federal income tax in the same manner as if it were realized by a U.S. holder. In addition, if such non-U.S. holder is a non-U.S. corporation, such interest or gain may be subject to a branch profits tax at a rate of 30% (or such lower rate as is provided by an applicable income tax treaty).

Information Reporting and Backup Withholding. If the debt securities are held by a non-U.S. holder through a non-U.S. (and non-U.S. related) broker or financial institution, information reporting and backup withholding generally would not be required. Information reporting, and possibly backup withholding, may apply if the debt securities are held by a non-U.S. holder through a U.S. (or U.S. related) broker or financial institution and the non-U.S. holder fails to provide appropriate information. Non-U.S. holders should consult their tax advisors concerning the application of the information reporting and backup withholding rules.

European Union Savings Tax Directive

On June 3, 2003 the European Union (“EU”) Council of Economic and Finance Ministers adopted a new directive regarding the taxation of savings income. The directive is scheduled to be applied by EU member states (“Member States”) from January 1, 2005, provided that certain non-EU countries adopt similar measures from the same date. Under the directive each Member State will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State; however, Austria, Belgium and Luxembourg may instead apply a withholding system for a transitional period in relation to such payments. The transitional period is to commence on the date from which the directive is to be applied by Member States and to terminate at the end of the first fiscal year following agreement by certain non-EU countries to the exchange of information relating to such payments.

PLAN OF DISTRIBUTION

Distributions by Montpelier Re Holdings Ltd., the Capital Trusts and the Selling Shareholders

We, each of the Capital Trusts and/or the selling shareholders may sell offered securities in any one or more of the following ways from time to time:

(1) through agents;

(2) to or through underwriters;

(3) through dealers; or

(4) directly to purchasers.

Unless otherwise agreed by us, in sales to or through underwriters, a selling shareholder may only sell common shares through underwriting syndicates led by one or more managing underwriters, as we may approve from time to time, who shall be named in the applicable prospectus supplement.

The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including the name or names of any underwriters, dealers or agents; the purchase price of the offered securities and the proceeds to us, a Capital Trust and/or the selling shareholders from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchange on which such offered securities may be listed. Any public offering price, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The selling shareholders may offer their common shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the common shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those common shares on different terms pursuant to another prospectus supplement, provided that no selling shareholder may offer or sell more common shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements.

The distribution of the offered securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase offered securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, a Capital Trust and/or the selling shareholders to such agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the offered securities so offered and sold.

If offered securities are sold by means of an underwritten offering, we, a Capital Trust and/or the selling shareholders will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to make resales of the offered securities. If underwriters are utilized in the sale of the offered securities, the offered securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale.

Our offered securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the offered securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters with respect to a sale of offered securities will be obligated to purchase all such offered securities of a series if any are purchased. We, a Capital Trust and/or the selling shareholders may grant to the underwriters options to purchase additional offered securities, to cover over-allotments, if any, at the public offering price (with additional underwriting discounts or commissions), as may be set forth in the prospectus supplement relating thereto. If we, a Capital Trust and/or the selling shareholders grant any over-allotment option, the terms of such over-allotment option will be set forth in the prospectus supplement relating to such offered securities.

If a dealer is utilized in the sales of offered securities in respect of which this prospectus is delivered, we, a Capital Trust and/or the selling shareholders will sell such offered securities to the dealer as principal. The dealer may then resell such offered securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the offered securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase offered securities may be solicited directly by us, a Capital Trust and/or the selling shareholders and the sale thereof may be made by us, a Capital Trust and/or the selling shareholders directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the related prospectus supplement.

We may enter into derivative or other hedging transactions with financial institutions. These financial institutions may in turn engage in sales of common shares to hedge their position, deliver this prospectus in connection with some or all of those sales and use the shares covered by this prospectus to close out any short position created in connection with those sales. We may also sell our common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligation and, if we default in the performance of our obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms (“remarketing firms”), acting as principals for their own accounts or as agents for us and/or a Capital Trust. Any remarketing firm will be identified and the terms of its agreements, if any, with us and/or a Capital Trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the offered securities remarketed thereby.

Agents, underwriters, dealers and remarketing firms may be entitled under relevant agreements entered into with us and/or a Capital Trust to indemnification by us and/or a Capital Trust against certain civil liabilities, including liabilities under the Securities Act that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters, dealers or remarketing firms may be required to make.

If so indicated in the prospectus supplement, we and/or a Capital Trust will authorize underwriters or other persons acting as our and/or a Capital Trust’s agents to solicit offers by certain institutions to purchase offered securities from us and/or a Capital Trust, pursuant to contracts providing for payments and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us and/or a Capital Trust. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

Disclosure in the prospectus supplement of our and/or a Capital Trust’s use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares which are listed on the New York Stock Exchange, will have no established trading market. We and/or a Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, neither we nor such Capital Trust shall be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

Underwriters, dealers, agents and remarketing firms, as well as their respective affiliates, may be customers of, engage in transactions with, or perform services for, us and our subsidiaries in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

General

We have filed with the Securities and Exchange Commission, a registration statement on Form S-3 under the Securities Act with respect to the common shares, preference shares, depositary shares, debt securities, warrants, purchase contracts, purchase units, trust preferred securities and preferred securities guarantee offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us and the securities, we refer you to the registration statement and to its exhibits and schedules. Statements in this prospectus about the contents of any contract, agreement or other document are not necessarily complete and, in each instance, we refer you to the copy of such contract, agreement or document filed as an exhibit to the registration statement, with each such statement being qualified in all respects by reference to the document to which it refers. Anyone may inspect the registration statement and its exhibits and schedules without charge at the public reference facilities the SEC maintains at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. You may obtain further information about the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also inspect these reports and other information without charge at a web site maintained by the SEC. The address of this site is http://www.sec.gov.

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy these reports, proxy statements and other information at the public reference facilities maintained by the SEC at the address noted above. You also may obtain copies of this material from the Public Reference Room of the SEC as described above, or inspect them without charge at the SEC’s web site or at our web site, the address of which is http://www.montpelierre.bm. We also furnish our shareholders with annual reports containing consolidated financial statements audited by an independent accounting firm. Our web site is not incorporated into or otherwise a part of this prospectus.

The Capital Trusts

There are no separate financial statements of the Capital Trusts in this prospectus. We do not believe the financial statements would be helpful to the holders of the preferred securities of either of the Capital Trusts because:

•	We, a reporting company under the Exchange Act, will directly or indirectly own all of the voting securities of each Capital Trust;

•	Each Capital Trust has no independent operations and is not proposing to engage in any activity other than issuing securities representing undivided beneficial interests in the assets of such Capital Trust and investing the proceeds in subordinated debt securities issued by us; and

•	The obligations of each Capital Trust under the preferred securities will be fully and unconditionally guaranteed by us. See “Description of the Trust Preferred Securities Guarantee.”

Neither MRH Capital Trust I nor MRH Capital Trust II is currently subject to the information reporting requirements of the Exchange Act and neither of them will become subject to those requirements upon the effectiveness of the registration statement of which this prospectus is a part.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the Commission. The Commission allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document which is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the Commission, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the initial filing of this registration statement and until we sell all the securities shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

(1) Our Current Reports on Form 8-K filed on February 28, 2003, April 8, 2003 and May 22, 2003;

(2) Our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2003, June 30, 2003 and September 30, 2003;

(3) Our Annual Report on Form 10-K for the year ended December 31, 2002; and

(4) The information set forth under the caption “Description of Share Capital” in our registration statement on Form S-1, Registration No. 333-89408, filed with the SEC on May 30, 2002, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on October 10, 2002.

To receive a free copy of any of the documents incorporated by reference in this Prospectus (other than exhibits to the Registration Statement) call or write us at the following address: Montpelier Re Holdings Ltd., Mintflower Place, 8 Par-La-Ville Road, Hamilton HM 08, Bermuda, (441) 296-5550.

LEGAL MATTERS

Certain matters as to U.S. law in connection with this offering will be passed upon for us by LeBoeuf, Lamb, Greene & MacRae, L.L.P., a limited liability partnership including professional corporations, New York, New York, and Cahill Gordon & Reindel, LLP, special tax counsel to the Company. Certain matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda. Additional legal matters may be passed on for us, any underwriters, dealers or agents by counsel which we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002 have been so incorporated in reliance on the report of PricewaterhouseCoopers (Bermuda), independent auditors, given on the authority of said firm as experts in auditing and accounting.

ENFORCEMENT OF CIVIL LIABILITIES UNDER

UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our Company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to offers and sales of the securities made hereby by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. We have also been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

We will deliver a copy of this prospectus to the Registrar of Companies in Bermuda for filing pursuant to the Companies Act. However, the BMA and Registrar of Companies in Bermuda accept no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement is an offer to sell only the common shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of its date.

3,704,924 Shares

Montpelier Re Holdings Ltd.

Common Shares

PROSPECTUS SUPPLEMENT

Goldman, Sachs & Co.